UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No.  2 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDISAFE 1 TECHNOLOGIES CORP.

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

3841
(Primary Standard Industrial Classification Code Number)

46-0523031
(I.R.S. Employer Identification No.)

c/o Jacob Elhadad
5A Hataltan Street
Jerusalem, Israel 96926
(972) 77-3318877
(Address and telephone number of principal executive offices)

c/o Jacob Elhadad
5A Hataltan Street
Jerusalem, Israel 96926
 (Address of principal place of business or intended principal place of business)

Copy to:

  Hank Gracin, Esq.
Leslie Marlow, Esq.
Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
(Name, address and telephone number of agent for service)

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee (3)
Common Stock, $.0001 par value per share	8,000,000 shares	$.09	$$720,000	$$83.59

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457 of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the recent sales of unregistered securities

(3) Calculated under Section 6(b) of the Securities Act of 1933 as .00007130 of the aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 1 , 2011

PRELIMINARY PROSPECTUS

MEDISAFE 1 TECHNOLOGIES CORP.

8,000,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 8,000,000 shares of our common stock, par value $0.0001 per share, by the selling stockholders.  Of such shares, 4,983,441 represent shares that Centurion Private Equity, LLC (“Centurion”) has agreed to purchase if put to it by the Company pursuant to the terms of the investment agreement we entered into with Centurion on April 13, 2011, subject to volume limitations and other limitations in the Investment Agreement, 1,016,559 shares were issued to Centurion in consideration for the preparation of the documents for its investment and as a commitment fee and 2,000,000 shares represent shares being registered by the other selling shareholder.  Subject to the terms and conditions of the investment agreement, which we refer to in this prospectus as the “Investment Agreement,” we have the right to “put,” or sell, up to $5 million in shares of our common stock to Centurion.  This arrangement is sometimes referred to as an “Equity Line.”

For more information on the selling stockholders, please see the section of this prospectus entitled “Selling Security Holders” beginning on page 22.

We will not receive any proceeds from the resale of these shares of common stock offered by Centurion or our other selling stockholder.  We will, however, receive proceeds from the sale of shares directly to Centurion pursuant to the Equity Line.  When we put an amount of shares to Centurion, the per share purchase price that Centurion will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement.  There will be no underwriter’s discounts or commissions so we will receive all of the proceeds of our sale to Centurion.  Generally, in respect of each put, Centurion will pay us a per share purchase price equal to the lesser of (i)  ninety-five percent (95%) of the average of the three lowest daily volume weighted average prices, or “ VWAPs, ” of our common stock during the fifteen trading day period beginning on the trading day immediately following the date Centurion receives our put notice or (ii)  the Market Price for such put, minus the Fixed Discount Amount (as defined below), but shall in no event be less than the Company Designated Minimum Put Share Price for such put, if applicable.  For purposes hereof, the “Fixed Discount Amount” shall mean $.01.

Centurion will sell our shares at prevailing market prices or privately negotiated prices.  Centurion is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the Equity Line.  For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 23.

Our common stock became eligible for trading on the OTC Bulletin Board in June 2010.  Our common stock is eligible for quotation on the OTC Bulletin Board under the symbol “MFTH”. The closing price of our stock on May 4, 2011 was $.09.

You should understand the risks associated with investing in our common stock. Before making an investment, read the “Risk Factors,” which begin on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July __ , 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision.  Throughout this prospectus, the terms “we,” “us,” “our,” and “our company” and “Medisafe” refer to Medisafe 1 Technologies Corp., a Delaware corporation.

Company Overview

We were incorporated in Delaware on July 9, 2009 and are a development stage company. We are a developmental stage company and have only recently commenced operations.  To date, we have not generated any revenue.  Our principal business to date has been the acquisition of the Patent (as defined below) and the development of a prototype.  The cornerstone of our business plan is our Patent. On July 15, 2009, we entered into an exclusive worldwide patent sale agreement (the "Patent Transfer and Sale Agreement") with Yisrael Elhadad and Yisrael Gottlieb, pursuant to which we purchased Patent Number: 7,347,841 (the “Patent”) for a technology for a medical assembly and a protector, or locking mechanism, that is intended to ensure that no substances can be released from the hypodermic needle without positive pre-matching between the substance and the specific patient. The Patent was acquired by us in exchange for the payment to Yisrael Elhadad and Yisrael Gottlieb (our director and chief financial officer) of  One Hundred Thousand United States Dollars (US $100,000).  Our principal business to date has been the acquisition of the Patent and the development of a prototype.    The Medisafe technology has the potential to be adopted as a standard in all major markets, making a decisive contribution towards the elimination of errors from injectable medication.

Our invention, based on the Patent, is a medical assembly which may effectively prevent unauthorized administration of a drug or medicinal substance by hypodermic needle. It accomplishes this by taking a medical assembly and incorporating a locking mechanism that is intended to ensure the substance cannot be released from the hypodermic needle without positive pre-matching between the substance and the specific patient, identified by bar-coding or other identification technology. Since some human interaction will be required in the labeling, administering, and using the intended device, Medisafe cannot entirely remove the risk of human error. It is expected that the system can be applied not only to hypodermic needles, but also to any assembly for storing any kind of medicine.

We have developed a fully operational prototype with PIA Electronics Ltd. (“PIA Electronics”) and have agreed to pay PIA Electronics a commission based upon sales revenue in the amount of ten percent (10%) of all future royalties from the sale and / or licensing of a product which is based on the working prototype  manufactured by PIA Electronics.  To date, no products encompassing the patented technology have been sold.

Our independent accountants in their audit report for the financial statements for the years ended December 31, 2010 and 2009 have expressed substantial doubt about our ability to continue as a going concern. To date we have generated no revenue and for the quarter ended March 31, 2011 and the year ended December 31, 2010 we had a net loss of $177,189. and $264,735, respectively. As of March 31, 2011 we had accumulated losses and an accumulated deficit of $562,038.  Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise additional funds, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

Our executive office is located at 5A Hataltan Street, Jerusalem, Israel 96926.  Our telephone number is 972-77-3318877.

Our common stock is quoted on the OTC Bulletin Board under the symbol “MFTH”  On September 20, 2010, the Company implemented a 5 for 1 forward stock split, increasing the issued and outstanding shares of common stock from 10,000,000 to 50,0000. The accompanying financial statements and related notes thereto have been adjusted accordingly to reflect this forward stock split.

The Offering

Common stock that may be offered by selling stockholders	8,000,000 shares

Common stock currently outstanding	56,903,309 shares

Total proceeds raised by offering
We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by any selling shareholder. We will receive proceeds from the sale of shares to Centurion.  Centurion has  committed to purchase up to $5,000,000 worth of our common stock over a period of time terminating on the earlier of: (i) 24 months from the effective date of this registration statement; or (ii) 30 months from the date of the Investment Agreement (the “Equity Line”).  The Company will be entitled to put to Centurion on each put date such number of shares of common stock as equals up to $500,000 or such lesser amount as is specified by the Company provided that the number of shares sold in each put shall not exceed a share volume limitation equal to the lesser of: (i) 1,500,000 shares; or (ii) 15% of the aggregate trading volume of the common stock traded on our primary exchange during any pricing period for such put excluding any days where the lowest intra-day trade price is less than the trigger price (which is the greater of: (i) the floor price plus a fixed discount of the lesser of $.01, subject to adjustment in certain circumstances, or $.01; (ii) the floor price if any set by us divided by 0.95; or (iii) $.01, the greater of all three clauses being referred to as the “Trigger Price”).  The offering price of the securities to Centurion will equal the lesser of: (i) 95% of the of the average of the three lowest daily volume weighted average prices, or “ VWAPs, ” (such average, being referred to as the “Market Price”) of our common stock during the fifteen trading day period beginning on the trading day immediately following the date Centurion receives our put notice; or (ii) the Market Price for such put, less the Fixed Discount Amount, but shall in no event be less than the Company Designated Minimum Put Share Price for such put, if applicable.  For purposes hereof, the “Fixed Discount Amount” shall mean $.01.

Risk Factors	There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see “Risk Factors” beginning on page 2.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks described below, together with all of the other information in this prospectus, including our consolidated and other financial statements and related notes, and the financial statements of our acquired subsidiaries, included elsewhere in this prospectus, before you decide to purchase our securities. If any of these risks actually occurs, our business, prospects, financial condition or results of operations could be materially and adversely affected, the trading price and value of our securities could decline and you could lose all or part of your investment.

Risks Relating to our Company

We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment .

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on July 9, 2009, for the purpose of engaging in the development, manufacture, and sale of medical assemblies and protectors which ensure that the substance cannot be released from the hypodermic needle without positive pre-matching between the substance and the specific patient. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development of a medical assembly and protector, which itself is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and our Company is a highly speculative venture involving significant financial risk.

We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully develop a valid prototype of our medical assembly and protector.

We have never generated revenues. We intend to engage in the manufacture and distribution of medical assemblies and protectors which ensure that the substance cannot be released from the hypodermic needle without positive pre-matching between the substance and the specific patient. We own the right to exploit the technology and patent for the new invention. However, our medical assemblies and protectors are not currently available for sale. We have developed a workable prototype, which can expect to be used to develop and manufacture the actual product, but we have no assurance that the actual product can be manufactured or if able to be manufactured that it can be done in a cost effective manner. We will rely on third parties to work with us to manufacture the product. We expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in developing a workable prototype of our adapters. Although we have developed a prototype, we cannot guarantee that we will ever be successful in developing one that is commercially viable or will generate revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

If we are unable to obtain funding for manufacture and distribution of a product based upon the prototype, we will have to delay development of our valid prototype and/or go change our line of business, which could result in the loss of your total investment.

We intend to further develop our prototype such that it is a workable prototype for our medical assemblies and protectors. As such, we will need to raise funds to engage a manufacturing company to work with us to develop a workable prototype. Although we plan to raise funds through the equity line, there can be no assurance that we will raise enough funds through the equity line to reach the basic goals of our business plan. We have no other sources of funding and there can be no assurance that other sources will be available at such times as needed and upon favorable terms and conditions.

We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed research and development program for the next twelve months. In addition, we will require substantial new capital following the development of a strategic marketing plan for bringing our product to global markets in order to actually market, arrange for the manufacturing of, and sell our product. Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought.

We have no guarantee that we will be able to raise the amount of money needed through the equity line and may need additional funding, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all. Without significant improvement in the capital markets, sufficient capital may not be available and the implementation of our business plan could be delayed. If we are unable to raise additional funds in the future, we may have to cease all substantive operations.

Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise additional funds, we may have to suspend or cease operations within twelve months.

Our independent accountants in their audit report for the financial statements for the years ended December 31, 2010 and 2009 have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise additional funds, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

We have developed a prototype that we believe will be accepted by the market; however to date we have not had anyone interested in purchasing products made based upon the prototype If we are unable to successfully market the prototype, we may need to change our line of business, which could result in the loss of your total investment.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing a valid workable prototype of our product and thereafter making it available for sale. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

As a development stage company, we may experience substantial cost overruns in manufacturing products and marketing our product, and we may not have sufficient capital to successfully complete the development and marketing of our product       .

We may experience substantial cost overruns in manufacturing and marketing our product, and may not have sufficient capital to successfully complete our project. We may not be able to manufacture or market our product because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors. In addition, the commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product, medical industry or governmental restrictions, and whether or not third parties promote the products through prominent marketing channels and/or other methods of promotion. Even if we do succeed in raising the capital to begin manufacturing our proposed product, we cannot ensure that the final cost addition, if any, for this device will be found by the health professional industry to be warranted and reasonable and therefore we cannot ensure that the product, if developed, will actually find popularity and acceptance in the medical industry.

We will rely on third parties to manufacture our proposed product.

We will rely on third parties to work with us to manufacture the product. If we are unable to enter into manufacturing or distribution agreements, or if our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our product as planned. In addition, we may not be able to contract with third parties to manufacture our product in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our adapters, which would result in losses of sales and goodwill.

We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

Medical devices in general, as well as medical assemblies and protectors, are part of an industry that is highly regulated and competitive and although we believe our technology offers unique developments, we cannot guarantee that these unique features are enough to effectively capture a significant enough market share to successfully launch and sustain our product. Although there is no one in the industry that has successfully brought a product like ours to market, nonetheless, our current and potential competitors have longer operating histories, significantly greater resources and name recognition, and a larger base of distributors and customers than we have. As a result, these competitors have greater name credibility with our potential distributors and customers. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

Our success depends on third party distribution channels.

We intend to sell our product ourselves and through a series of resellers and distributors. Our future revenue growth will depend in large part on sales of our product through these relationships. We may not be successful in developing distribution relationships. Entities that distribute our product may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our product. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

Changing consumer preferences may negatively impact our business.

The Company's success is dependent upon the ongoing need and appeal for a medical assembly that may effectively prevent unauthorized administration of a drug or medicinal substance by hypodermic needle. (Since some human interaction will be required in the labeling, administering, and using the intended device, Medisafe 1 cannot entirely remove the risk of human error.) Consumer and medical professional preferences with respect to such medical devices are continuously changing and are difficult to predict. As a result of changing consumer preferences, many medical assemblies are successfully marketed for a short period of time and then interest or demand or consumer requirements change. We cannot assure you that our product will achieve customer acceptance or be accepted by medical professionals willing to work with it, or that it will continue to be popular with consumers and medical professionals for any significant period of time, or that new products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success is dependent upon our ability to develop, introduce, and gain customer acceptance, including those in the medical field, willing to continue on a long term basis to adapt their normal workflow to using the  of the Company’s medical assembly and protector that is intended to ensure that the substance they are going to administer to the patient cannot be released from the hypodermic needle without positive pre-matching between the substance and the specific product, and while using this device, it proves to be cost-effective. The failure of our product to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

Because our Directors and officers have no experience in running a company that sells adapters, they may not be able to successfully operate such a business which could cause you to lose your investment.

We are a development stage company and we intend to manufacture, market, and sell adapters. Jacob Elhadad and Yisrael Gottlieb, our current Directors and officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Directors and officers have no experience in operating a company that sells adapters. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

Because Jacob Elhadad and Yisrael Gottlieb have other outside business activities and will only be devoting up to 10% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our Directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Jacob Elhadad and Yisrael Gottlieb, our current Directors and officers, intend to devote only approximately 5 hours per week to our business activities. Subsequent to the completion of this offering, we intend to increase our business activities in terms of research, development, marketing and sales. This increase in business activities may require that either our Directors or our officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

Our Directors, officers and 5% holders of our stock own approximately 62.39% of the outstanding shares of our common stock, and may be able to influence control of our company or decision making by management of our company .

Our Directors, officers and 5% holders of our common stock presently own approximately 62.39% of our outstanding common stock. The shares held by our Directors will constitute approximately 36.90% of our outstanding common stock.

If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

We regard our current and future intellectual property as important to our success, and we rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our product or reverse engineer or obtain and use information that we regard as proprietary. We have been granted one patent in the United States and we may seek additional patents in the future. We do not know if any future patent application will be issued with the scope of the claims we seek, if at all, or whether any patents we receive will be challenged or invalidated. Thus, we cannot assure you that our intellectual property rights can be successfully asserted in the future or that they will not be invalidated, circumvented or challenged. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate and competitors may independently develop similar technology. Any failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse affect on our business, financial condition, or results of operations.

We may be subject to intellectual property litigation, such as patent infringement claims, which could adversely affect our business .

Our success will also depend in part on our ability to develop a commercially viable product without infringing the proprietary rights of others. Although we have not been notified of any infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our adapters in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from developing our product and would force us to incur substantial costs regardless of whether or not we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

You will experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-U.S. resident Directors and officers.

Our operations are in Israel. Our Directors and executive officers are foreign citizens and do not reside in the United States. It may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Directors or executive officers in United States courts. In addition, the courts in the country where we are located (Israel) may not permit lawsuits for the enforcement of judgments arising out of the United States and state securities or similar laws. Thus, should any situation arise in the future in which you have a cause of action against these persons or us, you are at greater risk in investing in our company rather than a domestic company because of greater potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons as opposed to domestic persons or entities.

If and when we sell our products, we may be liable for product liability claims and we presently do not maintain product liability insurance .

The medical assemblies and protectors that we are developing may expose us to potential liability from personal injury or property damage claims by end-users of the product. We currently have no product liability insurance to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product. We cannot assure you that when we commence distribution of our product that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future products our liability could exceed our total assets and our ability to pay the liability.

We have no independent audit committee nor do we have an audit committee financial expert at this time. Our full Board of Directors functions as our audit committee and is composed of two directors who are not considered independent. This may hinder our Board of Directors’ effectiveness in fulfilling the functions of the audit committee.

Currently, we have no independent audit committee   nor do we have an audit committee financial expert at this time. Our full Board of Directors functions as our audit committee and is comprised of directors who are not considered to be "independent" in accordance with the requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). An independent audit committee plays a crucial role in the corporate governance process, assessing the Company's processes relating to its risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the Board of Directors from being independent from management in its judgments and decisions and its ability to pursue the committee's responsibilities without undue influence. We may have difficulty attracting and retaining Directors with the requisite qualifications. If we are unable to attract and retain qualified, independent Directors, the management of our business could be compromised. In addition, no one on our Board of Directors is considered to be a “financial expert” such that none of the Directors have the education or experience of being a chief financial officer.

Our Board of Directors, which consists of two Directors, acts as our compensation committee, which presents the risk that compensation and benefits paid to these executive officers who are Board members and other officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our Board of Directors acts as the compensation committee and determines the compensation and benefits of our executive officers, administers our employee stock and benefit plans, and reviews policies relating to the compensation and benefits of our employees. Although all Board members have fiduciary obligations in connection with compensation matters, our lack of an independent compensation committee presents the risk that our executive officers on the Board may have influence over their personal compensation and benefits levels that may not be commensurate with our financial performance.

RISKS RELATING TO OUR COMMON STOCK

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in our company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

 Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

There is a limited established public market for our stock, our stock price may be volatile and therefore investors may not be able to sell their shares .

There is a limited established public market for our common stock being offered under this prospectus. We cannot predict the extent to which investors ’ interests will lead to an active trading market for our common stock or whether the market price of our common stock will be volatile following this offering. If an active trading market does not develop, investors may have difficulty selling shares of common stock.

Risks Relating to the Offering

Future issuances of common shares may be adversely affected by the Equity Line.

The market price of the common shares could decline as a result of issuances and sales by us, including pursuant to the Investment Agreement, or sales by our existing shareholders, of common shares, or the perception that these issuances and sales could occur. Sales by our shareholders might also make it more difficult for us to issue and sell common shares at a time and price that we deem appropriate.

Draw downs under the Equity Line may cause dilution to existing shareholders.

Centurion has committed to purchase up to $5 million shares of our common shares. From time to time during the term of the Equity Line, and at our sole discretion, we may present Centurion with a put notice requiring them to purchase shares of our common stock. The purchase price of the shares will be equal to the lesser of: (i) ninety-five percent (95%) of the average of the three lowest daily volume weighted average prices, or “VWAPs,” (the “Market Price”) of our common stock during the fifteen trading day period beginning on the trading day immediately following the date Centurion receives our put notice; or (ii) the Market Price for such put less the Fixed Discount Amount, but shall in no event be less than the Company Designated Minimum Put Share Price for such put, if applicable.  For purposes hereof, the “Fixed Discount Amount” shall mean $.01, provided that if we hereafter effect a reverse stock split, then the Fixed Discount Amount shall mean the lesser of: (i) $.01 as adjusted to account for the reverse stock split; or (ii) $.01.   As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Centurion. The issue and sale of the shares under the Investment Agreement may also have an adverse effect on the market price of the common shares. Centurion may resell some, if not all, of the shares that we issue to it under the Investment Agreement and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to Centurion in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution.

There is no guarantee that we will satisfy the conditions to the Investment Agreement.

Although the Investment Agreement provides that we can require Centurion to purchase, at our discretion, up to $5 million shares of our common stock in the aggregate, there can be no assurances that we will be able to satisfy the closing conditions applicable for each put. Further, there are limitations on the number of shares in that each draw down amount is limited to $500,000 provided further that the number of shares sold in each put shall not exceed a share volume limitation equal to the lesser of: (i) 1,500,000 shares; or (ii) 15% of the aggregate trading volume of the common stock traded on our primary exchange during any pricing period for such put excluding any days where the lowest intra-day trade price is less than the trigger price (which is the greater of: (i) the floor price plus a fixed discount of the lesser of $.01, subject to adjustment in certain circumstances; or (ii) the floor price if any set by us divided by 0.95; or (iii) $.01, the greater of all three clauses being referred to as the “Trigger Price”).

Sales under the Investment Agreement could result in the possibility of short sales.

Any downward pressure on the market price of the common shares caused by the issue and sale of shares to and by Centurion could encourage short sales by third parties. In a short sale, a prospective seller borrows common shares from a shareholder or broker and sells the borrowed common shares. The prospective seller hopes that the common share market price will decline, at which time the seller can purchase common shares at a lower price for delivery back to the lender. The seller profits when the common share market price declines because it is purchasing common shares at a price lower than the sale price of the borrowed common shares. Such sales could place downward pressure on the market price of the common stock by increasing the number of common shares being sold, which could further contribute to any decline of the market price of the common shares.

There is uncertainty as to the number of subscription shares.

The actual number of shares we will issue in any particular put or in total under the Investment Agreement is uncertain. Subject to certain limitations in the Investment Agreement, we have the discretion to give a put notice at any time throughout the term. The number of shares we must issue after giving a put notice will fluctuate based on the Market Price of the common shares during the put pricing period. Centurion will receive more shares if the Market Price of our common stock declines.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holders pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling security holders.

We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. We anticipate receiving proceeds from any “puts” tendered to Centurion under the Equity Line.  Such proceeds from the Equity Line are intended to be used approximately to fund our manufacture and sales of products, and general and administrative expenses.

Determination of Offering Price

The offering price for the shares sold to Centurion under the put will equal the lesser of: (i) 95% of the average of the three lowest daily volume weighted average prices (“VWAPs”), of our common stock during the fifteen consecutive trading day period beginning on the trading day immediately following the date of delivery of a put notice by us to Centurion; or (ii) the Market Price for such put, minus the Fixed Discount Amount (as defined below), but shall in no event be less than the Company Designated Minimum Put Share Price for such put, if applicable.  For purposes hereof, the “Fixed Discount Amount” shall mean $.01.   To the extent that the disparity between the offering price and market price of the common stock is material, such disparity was determined by the Company to be fair in consideration of Centurion establishing a line of credit to facilitate the Company’s ongoing operations.

Investment Agreement

We entered into the Investment Agreement with Centurion on April 13, 2011.  Pursuant to the Investment Agreement, Centurion committed to purchase up to $5,000,000 of our common stock, over a period of time terminating on the earlier of: (i) 24 months from the effective date of this registration statement; or (ii) 30 months from the date of the Investment Agreement (the “Equity Line”). The aggregate number of shares issuable by us and purchasable by Centurion the Investment Agreement is $5,000,000 worth of stock, which was determined by our Board of Directors.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement.  The maximum amount that we are entitled to put in any one notice is such number of shares of common stock as equals $500,000 provided that the number of shares sold in each put shall not exceed a share volume limitation equal to the lesser of: (i) 1.5 million shares; or (ii) 15% of the aggregate trading volume of the common stock traded on our primary exchange during any pricing period for such put excluding any days where the lowest intra-day trade price is less than the trigger price (which is the greater of: (i) the floor price plus a fixed discount of $.01, subject to adjustment in certain circumstances; (ii) the floor price if any set by us divided by 0.95; or (iii) $.01, the greater of all three clauses being referred to as the “Trigger Price”).  The offering price of the securities to Centurion will equal 95% of the average of the three lowest daily volume weighted average prices, or “ VWAPs, ” of our common stock during the fifteen trading day period beginning on the trading day immediately following the date Centurion receives our put notice. However, if, on any trading day during a pricing period, the daily VWAP of the common stock is lower than the Trigger Price, then the put amount is automatically suspended for each such trading day during the pricing period, with only the balance of such put amount above the minimum acceptable price of being put to Centurion.  There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice.

Logistically in terms of timing of each put the Investment Agreement provides that at least one business day but no more than 5 business days prior to any intended put date, we must deliver a put notice to Centurion, stating the number of shares included in the put and the put date.

There are circumstances under which we will not be entitled to put shares to Centurion, including the following:

•	we will not be entitled to put shares to Centurion unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Centurion;

•	we will not be entitled to put shares to Centurion unless our common stock continues to be quoted on the OTC Bulletin Board and has not been suspended from trading;

•
we will not be entitled to put shares to Centurion  if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Centurion;

•
we will not be entitled to put shares to Centurion if we have not complied with our obligations and are otherwise in breach of or in default under, the Investment Agreement, our registration rights agreement with Centurion or any other agreement executed in connection therewith with Centurion; and

•	we will not be entitled to put shares to Centurion to the extent that such shares would cause Centurion’s' beneficial ownership to exceed 9.99% of our outstanding shares.

The Investment Agreement further provides that Centurion is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any breach by us of any provisions of the Investment Agreement or our registration rights agreement with Centurion, or as a result of any lawsuit brought by a third-party arising out of or resulting from their execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

The Investment Agreement also contains representations and warranties of each of the parties.  The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

In connection with the preparation of the Investment Agreement and the registration rights agreement, we issued Centurion 91,033 shares of common stock as a document preparation fee having a value of $20,000 and 925,526 shares of our common stock as a commitment fee having a value of $150,000.

BUSINESS

Our Principal executive offices are located at 5 Hataltan Street, Jerusalem, Israel 96926.  Our telephone number is (972) 77-3318877. Information about our products can be obtained from our website www.medisafe1.com .

History

Business Summary

We were incorporated in Delaware on July 9, 2009 and we are a development stage company. To date we have had limited activities.  We are in the process of establishing a business engaged in the manufacture and distribution of products based upon our patented medical assembly and a protector, or locking mechanism, that is intended to ensure that no substance can be released from the hypodermic needle without positive pre-matching between the substance and the specific patient using a patented technology.

On July 12, 2009, the Company issued 30,000,000 shares (post forward stock split) of its common stock to three individuals, two of whom are Directors and officers for proceeds of $600.

A Patent Transfer and Sale Agreement was signed between Yisrael Elhadad, Yisrael Gottlieb and Medisafe on July 15, 2009, assigning to us exclusive rights, title and interest in and to the Patent and all intellectual property rights related thereto, free and clear of any lien, charge, claim and preemptive rights for a medical assembly and a protector, or locking mechanism, that is intended to ensure that no substance can be released from the hypodermic needle without positive pre-matching between the substance and the specific patient.

We  filed a registration statement on Form S-1 with the Securities and Exchange Commission ( the “SEC”) on March 11, 2010  to register and sell in a self-directed offering 20,000,000 shares (post forward stock split) of newly issued common stock at an offering price of $0.005 (post forward split) per share for proceeds of up to $100,000. The registration statement was declared effective on March 11, 2010. On June 1, 2010 we issued 20,000,000 shares (post forward stock split) of common stock pursuant to the registration statement on Form S-1, and received proceeds of $100,000.  The Company incurred $20,000 of deferred offering costs related to this capital formation activity.

On September 20, 2010, we implemented a 5 for 1 forward stock split on our issued and outstanding shares of common stock to the holders of record as of September 17, 2010. As a result of the split, each holder of record on the record date automatically received four additional shares of our common stock for each share held. After the split, the number of shares of common stock issued and outstanding were 50,000,000 shares. The accompanying financial statements and related notes thereto have been adjusted accordingly to reflect this forward stock split.

In March 2011, we announced that we had received an unsolicited buy-out offer from an independent third party (a European investment house) for all of our outstanding shares of common stock for a purchase price of $.33 per share. The offer was an oral offer and was subject to final due diligence.  Thereafter, the third party decided not to proceed with the transaction.

Our Technology

In  July 2009  we acquired Patent Number: 7,347,841 (the “Patent”) for a  technology for  a medical assembly and a protector, or locking mechanism, that is intended to ensure that no substances can be released from the hypodermic needle without positive pre-matching between the substance and the specific patient. The Patent is the cornerstone of our business.  The Medisafe technology has the potential to be adopted as a standard in all major markets, making a decisive contribution towards the elimination of errors from injectable medication.

Our invention, based on the Patent, is a medical assembly which may effectively prevent unauthorized administration of a drug or medicinal substance by hypodermic needle. It accomplishes this by taking a medical assembly and incorporating a locking mechanism that is intended to ensure the substance cannot be released from the hypodermic needle without positive pre-matching between the substance and the specific patient, identified by bar-coding or other identification technology. Since some human interaction will be required in the labeling, administering, and using the intended device, Medisafe 1 cannot entirely remove the risk of human error. It is expected that the system can be applied not only to hypodermic needles, but also to any assembly for storing any kind of medicine.

We have developed a fully operational prototype with PIA Electronics and have agreed to pay  PIA  Electronics a commission based upon sales revenue  in the amount of 10% of all future royalties from the sale and / or licensing of a product which is based on the working prototype  manufactured by PIA Electronics.  To date, no products encompassing the patented technology have been sold.

The principle features of the prototype design include a protector which fits over a proportion of the medicine assembly, a bar code and locking element, an electrically operated device to control the locking element, and a connection to a bar code reader. Finally, the protector includes an enclosure that surrounds a container of medicine, whether it be intended for oral intake, transdermal delivery or any other kind of medicinal administration.

The invention, based on the Patent represents a medical assembly which may effectively prevent unauthorized administration of a drug or medicinal substance by hypodermic needle. It accomplishes this by taking a medical assembly and incorporating a locking mechanism that is intended to ensure that no substance can be released from the hypodermic needle without positive pre-matching between the substance and the specific patient, identified by bar-coding or other identification technology. We believe that the system can be applied for various other uses.  We expect the system to be applied not only to hypodermic needles, but also to any assembly for storing any kind of medicine. Since some human interaction will be required in the labeling, administering, and using the intended device, Medisafe cannot entirely remove the risk of human error.

The bar code may be printed on any suitable portion of the protector. The term "bar code" refers not just to a straightforward bar code, but to any optically or machine readable code or character, such as a magnetic strip or computer-recognizable code.

The locking element is electrically operated and opened by means of a bar code reader which reads the bar code and generates an appropriate electrical signal. The electrically operated element may be a solenoid, or alternatively it may be mechanically-operated, hydraulically-operated or pneumatically or any combination thereof. The protector may include more than one section, each selectively lockable to one another by means of a locking element.

Importantly, the bar code may be specific to a certain patient and certain medicine. The medical practitioner should be able to use the bar code reader to read the bar code prior to using the medicine assembly. The locking element will only open if the bar code read by the bar code reader is associated with the correct patient and medicine.

Our company is in discussions with various hospitals and medical clinics for the implementation of our proprietary technology as part of a pilot and at the same time is also in discussions with various medical manufacturers in the health care industry regarding the possibility of licensing of its technology accordingly; however there can be no assurance that such discussions will be successful.

Employees

As of June 1, 2011, we had 2 full-time employees and 2 part-time consultants.   We currently expect to hire approximately 10-15 employees over the next 12 months, which will cause us to incur additional costs.

Industry Overview

According to the World Health Organization (WHO), approximately 12 billion preventive and curative injections are given each year in the U.S. and Europe, equating to 40 million injections each day. While the WHO does not provide individual statistics for injection use in the United States specifically, it is clear that a very modest or minimum calculation would suggest that the Medisafe device could easily be used tens of millions of times annually.

In many cases, the hypodermic needle assembly is prepared in advance and stored until use, perhaps in a cabinet or refrigerator. A medical professional may have instructions for administering a certain medicine hypodermically to a specific patient. However, there is a chance that the medical practitioner may inadvertently select the incorrect needle assembly from the cabinet or refrigerator and consequently administer the incorrect medicine to the patient. The results of this kind of error can be serious and even fatal.

Our company has designed and patented a protector for a medicine assembly, which may effectively prevent unauthorized administration of a drug or medicinal substance by hypodermic needle. Since some human interaction will be required in the labeling, administering, and using the intended device, Medisafe cannot entirely remove the risk of human error. We plan to commercialize the patented technology which closes the circle completely by physically preventing the administration of incorrect medicinal substance to patients by hypodermic needle.

The protector device designed by Medisafe incorporates a locking mechanism that is intended to ensure the substance cannot be released from the hypodermic needle without positive pre-matching between the substance and the specific patient, identified by bar-coding or other identification technology. In fact, it is expected that the system can be applied not just to hypodermic needles, but will also be applicable to any assembly for storing any kind of medicine.

Thus, it is expected that the present invention will successfully address the shortcomings of current medical assemblies and protectors, such that it will have the ability to ensure that the substance within the medical assembly cannot be released from the hypodermic needle without positive pre-matching between the substance and the specific patient.

Also working to Medisafe’s advantage is legislation in the U.S. that is mandating the healthcare industry to replace the inexpensive traditional syringe with a safer but more expensive technology. Safety syringes include those equipped with needle covers or needle retraction mechanisms to protect healthcare professionals from accidental needle sticks and other sharps injuries. It is expected that the patented solution developed by Medisafe will provide a physical barrier and therefore it might be possible to integrate with FDA-compliant healthcare infrastructure to virtually eliminate the possibility of incorrect administration. Medisafe intends to market its products in the United States but does not believe it will need FDA approval for the medical assembly. Once the medical advisory board is in place, which should take place during the third quarter of 2011, one of the tasks of the advisory board will be to determine whether FDA approval is required. If it is found that it is required, Medisafe currently expects this process to take between 6 – 12 months. This shorter approval period is anticipated because the Medisafe medical assembly is not an internal device, but rather one that is used externally.

The Medisafe medical assembly is not intended for critical health care, where time is critical and encoding intended product and patient identifiers might be too time consuming to make it practical. It would be accurate to suggest that the Medisafe medical assembly will be best suited to instances of on-going, regular medical use where inoculations are administered in such a way that the labeling and encoding process would be effective and beneficial, but likely not cause actual harm to the patient.

If developed and approved for use, Medisafe cannot determine what, if any, additional costs to the patient and/or medical professional might be applied.

The aim is to establish the Medisafe system as an industry standard, to be used as a mandatory component for drug administration in all relevant environments, ensuring the right drug for the right patient. We intend to develop a fully operational valid working prototype, which can then be used to develop and manufacture the actual product.

Third-Party Manufacturers

We will rely on third parties to manufacture the product. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize our device as planned. In addition, we may not be able to contract with third parties to manufacture our device in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, which may impair our competitive position. If a manufacturer fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our adapters. Finally, even if we succeed in approaching third-party manufacturers, it is currently unknown whether the additional cost of manufacturing via a third party will increase the overall cost of the device such that integration within the medical industry would not be cost-effective. We do not currently have any agreements in place with any third party manufacturers.

INTELLECTUAL PROPERTY

On July 15, 2009, we signed a Patent Transfer and Sale Agreement with Yisrael Elhadad, Yisrael Gottlieb, the original owners of the technology (Patent number: 7,347,841), licensing all rights, title and interest in, a medical assembly and a protector, or locking mechanism, that is intended to ensure that the substance cannot be released from the hypodermic needle without positive pre-matching between the substance and the specific patient. The Patent was filed on November 18, 2004 and will expire on November 17, 2021. No other trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are in effect regarding this prospectus.

Competition

A number of devices related to medical assemblies and the administering of medications currently exist on the market, but to the best of our knowledge, there is currently no device that uses a locking mechanism that is intended to ensure that the drug or medicinal substance being administered cannot be released from the assembly without positive, pre-matching between the substance and the specific patient. Our device uses a bar-coding or other identification technology and it is expected that the device will be able to be applied not only to hypodermic needles, but also to any assembly for storing any kind of medicine.

We believe that one advantage of the invention is that we will be able to apply the technology not only to hypodermic needles, but also to any assembly for storing any kind of medicine. It may effectively prevent unauthorized administration of a drug or medicinal substance by hypodermic needle. It accomplishes this by taking a medical assembly and incorporating a locking mechanism that is intended to ensure the substance cannot be released from the hypodermic needle without positive pre-matching between the substance and the specific patient, identified by bar-coding or other identification technology. Since some human interaction will be required in the labeling, administering, and using the intended device, Medisafe cannot entirely remove the risk of human error.

Contractual Obligations and Concessions

As described above, we have entered into an exclusive licensing agreement for the technology on which our adapters are based. In addition, as described above, we have entered into a Patent Transfer and Sale Agreement whereby we acquired full rights to all title, interests etc. related to the patented technology. Finally, we have received a patent (US Patent Number: 7,347,841) recognizing our patent rights.  The Patent was filed on November 18, 2004 and will expire on November 17, 2021. No other trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are in effect regarding this prospectus.

We have developed a fully operational working valid prototype with PIA Electronics and have agreed to pay  PIA  Electronics a commission based upon sales revenue in the amount of 10% of all future royalties from the sale and / or licensing of the technology which is based on the working prototype  manufactured by PIA Electronics.  To date, no products encompassing the patented technology have been sold.

Existing or Probable Government Regulations

We may be subject to the provisions of the Federal Consumer Product Safety Act and the Federal Hazardous Substances Act, among other laws. These acts empower the Consumer Product Safety Commission (CPSC) to protect the public against unreasonable risks of injury associated with consumer products. The CPSC has the authority to exclude from the market articles that are found to be hazardous and can require a manufacturer to repair or repurchase such devices under certain circumstances. Any such determination by the CPSC is subject to court review. Violations of these acts may also result in civil and criminal penalties. Similar laws exist in some states and cities in the U.S. and in many jurisdictions throughout the world. Medisafe does not currently plan to seek FDA approval. A final decision on this will take place only after the medical advisory board is formed and begins to meet. This is expected to take place during the third quarter of 2011. Seeking regulatory approval is often a time-consuming and costly process. No funds currently exist for this process and so additional funds will have to be raised in order to accomplish this, should it be deemed necessary.

Research and Development

To date we have incurred $123,133 developing the prototype. We do, however, have plans to undertake additional research and development activities. We plan to recruit a medical advisory board, comprising of experienced academics and senior medical professionals. They will assist Medisafe in several areas including: providing input on product design and features in order to match the specific requirements of deployment in the modern hospital environment; possible integration with existing hospital management systems, to enable the Medisafe product to be used as part of regular hospital practice; regulatory matters, including compliance with all relevant standards in the US and other major markets; overall awareness of relevant market developments and changes in hospital practice; and gaining access to both potential major customers, distributors and strategic business partners.

Property

Our principal executive offices are located at 5 Hataltan Street, Jerusalem, Israel 96926. This location is the home of our Director and officer and we have been allowed to operate out of such location at no cost to our company. We believe that this space is adequate for our current and immediately foreseeable operating needs.

Legal Proceedings

There are no pending legal proceedings to which our company is a party or in which any Director, officer or affiliate of our company, any owner of record or beneficially of more than 5% of any class of voting securities of our company, or security holder is a party adverse to our company or has a material interest adverse to our company. Medisafe’s property is not the subject of any pending legal proceedings.

We may occasionally become subject to legal proceedings and claims that arise in the ordinary course of our business. It is impossible for us to predict with any certainty the outcome of pending disputes, and we cannot predict whether any liability arising from pending claims and litigation will be material in relation to our consolidated financial position or results of operations.

MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our common stock has been eligible to be traded on the Over-The-Counter Bulletin Board since June 23, 2010, under the ticker symbol MFTH.  The Company started trading on August 13, 2010. The high/low for the fourth quarter of fiscal year ended 2010 was $0.44/$0.16, respectively and the high/low for the first quarter of fiscal year ended 2011 was $0.34/$0.13, respectively.

Holders

As of June 1, 2011, there were 23 stockholders of record.

Dividends

We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

 Purchase of Equity Securities by the Small Business Issuer and Affiliated Purchasers

We have not repurchased any shares of our common stock during the fiscal year ended December 31, 2010.

Sales of Unregistered Securities

On October 1, 2010, we issued 509,000 shares of our restricted shares of common stock as repayment of a shareholder loan. The shares were valued at $101,800 or $0.20 per share based on the current market price less a discount for restricted trading.   The securities were exempt from registration in reliance on Section 3 (a) (9) of the Act.

On October 17, 2010, we entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, we issued 500,000 shares of our restricted shares of  common stock on said date valued at $100,000 or $0.20 per share based on the current market price less a discount for restricted trading. The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

In October 2010 we issued a convertible promissory note to a third party in the principal amount of $45,000, which bears interest at a rate of 8% per annum and is due July 15, 2011.  The note is convertible into shares of common stock at a price equal to 58% of the average of the lowest three trading prices for our common stock during the last ten days. These securities were issued in reliance on Section 4(2) of the Act.  The issuance did not involve any general solicitation or advertising by us.  The third party acknowledged the existence of transfer restrictions applicable to the securities sold by us.  Certificates representing the securities sold contain a legend stating the restrictions on transfer to which such securities are subject. This note was subsequently repaid from the proceeds of a loan from our two directors.

On November 29, 2010, we entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, we issued 140,000 shares of our restricted shares of  common stock on said date valued at $28,000 or $0.20 per share based on the current market price less a discount for restricted trading. The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

On November 29, 2010, we raised $27,500 by the issuance of 137,750 unregistered shares of our common stock, purchase price $0.20 per share, to an investor. We received proceeds of $24,516 net of a commission paid to a Director of our company. The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

On December 26, 2010, we entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, we issued 100,000 shares of our unregistered common stock on said date valued at $20,000 or $0.20 per share based on the current market price less a discount for restricted trading. The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

On January 10, 2010 we issued a convertible promissory note in the principal amount of $27,500 to a third party.  The note bears interest at 8% per annum and is due on October 12, 2011.  The note has conversion rights that allow the holder of the note at any time to convert all or any part of the remaining principal balance into our company’s common stock at a price equal to 58% of the average of the lowest three trading prices for the common stock during the most recent ten day period. The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

On February 23, 2011, in connection with the Investment Agreement with Centurion, we issued an aggregate of 1,016,559 shares of our common stock to Centurion. These securities were issued in reliance on Section 4(2) of the Act.  The issuance did not involve any general solicitation or advertising by us.  Centurion acknowledged the existence of transfer restrictions applicable to the securities sold by us.  Certificates representing the securities sold contain a legend stating the restrictions on transfer to which such securities are subject.

On February 23, 2011, we issued 1,000,000 shares of our unregistered common stock to an officer and Director as compensation for 2011.  The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

On February 23, 2011, we issued 1,000,000 shares of our unregistered common stock to an unrelated third-party consultant as payment for the consultant’s services.  The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

On April 13, 2011, we entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, we issued 2,000,000 shares of our unregistered common stock on said date. This transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

 Certain statements contained herein, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Medisafe 1 Technologies Corp. and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) section discusses our results of operations, liquidity and financial condition, and certain factors that may affect our future results. You should read this MD&A in conjunction with our audited financial statements and accompanying notes included herein. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under “Risk Factors” or elsewhere in this Report.

Plan of Operations

We are a developmental stage company and have only recently commenced operations.  To date, we have not generated any revenue.  Our principal business to date has been the acquisition of the Patent and the development of a prototype.  The cornerstone of our business plan is our Patent.

A Patent Transfer and Sale Agreement was signed between Yisrael Elhadad, Yisrael Gottlieb and Medisafe on July 15, 2009, assigning to us exclusive rights, title and interest in and to the Patent and all intellectual property rights related thereto, free and clear of any lien, charge, claim and preemptive rights for a medical assembly and a protector, or locking mechanism, that is intended to ensure that no substance can be released from the hypodermic needle without positive pre-matching between the substance and the specific patient.  We have developed a fully operational valid prototype with PIA Electronics.

The principle features of the prototype design include a protector which fits over a proportion of the medicine assembly, a bar code and locking element, an electrically operated device to control the locking element, and a connection to a bar code reader. Finally, the protector includes an enclosure that surrounds a container of medicine, whether it be intended for oral intake, transdermal delivery or any other kind of medicinal administration.

The invention, based on a patented technology, will represent a medical assembly which may effectively prevent unauthorized administration of a drug or medicinal substance by hypodermic needle. It will accomplish this by taking a medical assembly and incorporating a locking mechanism that is intended to ensure the substance cannot be released from the hypodermic needle without positive pre-matching between the substance and the specific patient, identified by bar-coding or other identification technology. The system is expected to be applied not only to hypodermic needles, but also to any assembly for storing any kind of medicine. Since some human interaction will be required in the labeling, administering, and using the intended device, Medisafe cannot entirely remove the risk of human error.

The bar code may be printed on any suitable portion of the protector. The term "bar code" refers not just to a straightforward bar code, but to any optically or machine readable code or character, such as a magnetic strip or computer-recognizable code.

The locking element will be electrically operated and opened by means of a bar code reader which reads the bar code and generates an appropriate electrical signal. The electrically operated element may be a solenoid, or alternatively it may be mechanically-operated, hydraulically-operated or pneumatically or any combination thereof. The protector may include more than one section, each selectively lockable to one another by means of a locking element.

Importantly, the bar code may be specific to a certain patient and certain medicine. The medical practitioner should be able to use the bar code reader to read the bar code prior to using the medicine assembly. The locking element will only open if the bar code read by the bar code reader is associated with the correct patient and medicine.

We have developed a fully operational valid prototype with PIA Electronics whereby for PIA Electronics has been granted a commission from our company in the amount of 10% of all future royalties from the sale and / or licensing of the technology which is based on the working prototype manufactured by PIA Electronics. To date, no products encompassing the patented technology have been sold.

Our company is in discussions with various hospitals and medical clinics for the implementation of its proprietary technology as a pilot and after having gained National recognition at MEDICA the worlds’ largest Medical Heath Exhibition, in November 2009 is also in discussions with various medical manufacturers in the health care industry for the possibility of licensing its technology.

 Liquidity and Capital Resources

To date, we have financed our operations from the sale of our common stock and  notes and contributions from related parties.  However, we will need additional funding in order to pursue our business objectives.

Our cash on hand at March 31, 2011 was $49,101.  Our working capital as of March 31, 2011 was $263,378. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date. As of December 31, 2010, we had $56,155 in cash as compared to $600 in cash as of December 31, 2009.  We incurred a net loss of $177,189 for the quarter ended March 31, 2011, as compared with a net loss of $4,050 for the quarter ended March 31, 2010.  This increase was mainly attributable to the professional and consulting fees relating to our company becoming a public company in 2010 and to a lesser extent expenses incurred in developing the prototype and investor relations services. We incurred a net loss of $264,735 for the year ended December 31, 2010 as compared with a net loss of $122,114 for the year ended December 31 2009.  This increase was mainly attributable to the professional and consulting fees relating to our company being public in 2010 and to a lesser extent expenses incurred in developing the prototype. Our cumulative net loss since inception at March 31, 2011 was $564,038, which is comprised entirely of general and administrative expenses.

Our company does not believe that our cash resources will be sufficient to fund our expenses over the next 12 months. To date, we have financed our operations from the sale of our common stock and notes and contributions from related parties.  However, we will need additional funding in order to pursue our business objectives. Our recent sources of funding have been loans pursuant to convertible notes.   Although we have recently entered into an equity line with Centurion there can be no assurance that additional capital will be available to us or that the Equity Line will provide the needed funds. Our company currently is in discussions with certain financial entities for equity funding. Since our company has no such arrangements in effect, its inability if as such to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

On June 1, 2010 we issued 20,000,000 shares (post forward stock split) of common stock pursuant to the registration statement on Form S-1, and received proceeds of $100,000.  We incurred $20,000 of deferred offering costs related to this capital formation activity.

In October 2010 we issued a convertible promissory note in the principal amount of $45,000 to a third party.  The note bears interest at 8% per annum and is due on July 15, 2011.  The note has conversion rights that allow the holder of the note at any time to convert all or any part of the remaining principal balance into our company’s common stock at a price equal to 58% of the average of the lowest three trading prices for the common stock during the most recent ten day period.  In May 2011 we prepaid the convertible promissory note from the proceeds of a loan from our two directors.  The loan is not evidenced by a note, is noninterest bearing and is repayable on demand.

On November 29, 2010, we raised $27,500 and issued 137,750 unregistered shares of our common stock, purchase price $0.20 per share, to an investor. We received proceeds of $24,516 net of a commission paid to a Director of our company.

On January 10, 2010 we issued a convertible promissory note in the principal amount of $27,500 to a third party.  The note bears interest at 8% per annum and is due on October 12, 2011.  The note has conversion rights that allow the holder of the note at any time to convert all or any part of the remaining principal balance into our company’s common stock at a price equal to 58% of the average of the lowest three trading prices for the common stock during the most recent ten day period.

For the three months ended March 31, 2011 our net cash used in operating activities was $44,314 as compared to $800 for the quarter ended March 31, 2010. The primary adjustment to our cash from operations were common stock issuances for services and compensation and a reduction in prepaid expenses.  Net cash used in investing activities for the quarter ended March 31, 2011 was $37,291 and included $27,500 of the proceeds from a third party loan and $9,791 of the proceeds from a shareholder loan.

We expect to incur a minimum of $75,000  in expenses during the next twelve months of operations.  Accordingly, we will have to raise the funds to pay for these expenses. We might do so through a private offering. We potentially will have to issue debt or equity or enter into a strategic arrangement with a third party.

Lack of Insurance

Our company currently has no insurance in force for its office facilities and operations and it cannot be certain that it can cover the risks associated with such lack of insurance or that it will be able to obtain and/or maintain insurance to cover these risks at economically feasible premiums.

Going Concern Consideration

Our registered independent auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next 12 months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the product. Accordingly, we must raise capital from sources other than the actual sale of the product. We must raise capital to implement our project and stay in business.

Recently issued accounting pronouncements

In March 2008, the FASB issued FASB Statement No. 161, (FASB ASC 815) “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133.”  SFAS No. 161 (FASB ASC 815) enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how:  (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Specifically, SFAS No. 161 (FASB ASC 815) requires:

•	disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
•	disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
•	disclosure of information about credit-risk-related contingent features;
•	and cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 (FASB ASC 815) is effective for fiscal years and interim periods beginning after November 15, 2008.  Earlier application is encouraged.  Management believes  the adoption of this pronouncement does not  have a material impact on our company’s financial statements.

On May 9, 2008, the FASB issued FASB Statement No. 162, (FASB ASC 105) “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS No. 162 (FASB ASC 105) is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (“GAAP”) for nongovernmental entities.

Prior to the issuance of SFAS No. 162 (FASB ASC 105), GAAP hierarchy was defined in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards (“SAS”) No. 69, “The Meaning of Present Fairly in Conformity with Generally Accept Accounting Principles.”  SAS No. 69 has been criticized because it is directed to the auditor rather than the entity.  SFAS No. 162 (FASB ASC 105) addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not the auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.

The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a.
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b.	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c.
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d.
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

 The management of the Company believes  the adoption of this pronouncement did not  have a material impact on its financial statements On May 26, 2008, the FASB issued FASB Statement No. 163, (FASB ASC 944) “Accounting for Financial Guarantee Insurance Contracts.” SFAS No. 163 (FASB ASC 944) clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 (FASB ASC 944) are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency.  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.”  That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”).  SFAS No. 163 (FASB ASC 944) requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

 SFAS No. 163 (FASB ASC 944) is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities.  Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163 (FASB ASC 944).  Except for those disclosures, earlier application is not permitted. Management believes the adoption of this pronouncement did not have a material impact on our company’s financial statements.

On May 22, 2009, the FASB issued FASB Statement No. 164, (FASB ASC 958) “Not-for-Profit Entities: Mergers and Acquisitions”.  SFAS No. 164 (FASB ASC 958) is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities.  To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:

a.	Determines whether a combination is a merger or an acquisition.
b.	Applies the carryover method in accounting for a merger.
c.	Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities is the acquirer.
d.	Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending FASB Statement No. 142, Goodwill and Other Intangible Assets, to make it fully applicable to not-for-profit entities.

SFAS No. 164 (FASB ASC 958) is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited.  The management of the Company did not believe the adoption of this pronouncement had a material impact on its financial statements.

On May 28, 2009, the FASB issued FASB Statement No. 165, (FASB ASC 855) “Subsequent Events.”  SFAS No.  165 (FASB ASC 855) establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  Specifically, Statement 165 (FASB ASC 855) provides:

1.
The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

2.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.
3.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  The adoption of this pronouncement did not have a material impact on the financial statements of our company.

In June 2009, the FASB issued FASB Statement No. 166, (FASB ASC 860) “Accounting for Transfers of Financial Assets- an amendment of FASB Statement No, 140.”  SFAS No. 166 (FASB ASC 860) is a revision to SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” and will require more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets.  It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.

This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009.   Management believes  the adoption of this pronouncement does not  have a material impact on our company’s financial statements

In June 2009, the FASB issued FASB Statement No. 167, (FASB ASC 810) "Amendments to FASB Interpretation No. 46(R).”  SFAS No. 167 (FASB ASC 810) amends certain requirements of FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.

This statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  Management believes the adoption of this pronouncement did not have a material impact on our company’s financial statements.

In June 2009, the FASB issued FASB Statement No. 168, (FASB ASC 105) "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162.”  SFAS No. 168 (FASB ASC 105) establishes the FASB Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental U.S. generally accepted accounting principles (“GAAP”).  The Codification did not change GAAP but reorganizes the literature.

 SFAS No. 168 (FASB ASC 105) is effective for interim and annual periods ending after September 15, 2009.  The adoption of this pronouncement did not have a material impact on the financial statements of our company.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

Our current Board of Directors consists of two individuals, Jacob Elhadad and Yisrael Gottlieb.  Each Director will serve until his or her successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and each serve until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and Directors are set forth below:

Name and Address	Age	Position(s)
Jacob Elhadad	37	President, Principal Executive Officer
		and a member of the Board of Directors

Yisrael Gottlieb	34	Principal Accounting Officer and Principal Financial Officer
		Secretary, Treasurer and a member of the
		Board of Directors

The persons named above have held their respective offices/positions since our inception and are expected to hold their respective offices/positions until the next annual meeting of our stockholders.

Background of officers and Directors

Our Directors hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

Jacob Elhadad.  Mr. Elhadad has been our President and Director since the Company’s inception on July 7, 2009. From September 1990 until August 1994 Mr. Elhadad studied in the Talmudic Biblical Institution, Bet Hatalmud, Jerusalem, Israel, where he received his Bachelor of Arts in Biblical History Science and Talmudic Studies. From September 1994 until August 1997 he continued his religious studies in the Higher Educational Talmudic Center ‘Ponavitz School of Talmudic Studies’, Bnei Berak, Israel, where he received his Honorable Rabbinical Degree. In September 1997 he continued his studies in the Ramat Gan, Israel University, in Business Management and Economics, until August 1999. From September 1999 until January 2001 he served as a strategic consultant to the Member of the Israeli Government Parliament, Ministry of Interior. From February 2001 until present Mr. Elhadad served as Chief Executive Officer of Jelmm Trade LTD, in Jerusalem, Israel, an international Diamond and Jewelry Co., while continuing to serve part time as a strategic consultant to various members of the Israel Government Parliament.

The Board believes that Mr. Elhadad ’ s educational background  and his extensive experience in business development make him a valuable director. The Board believes that Mr. Elhadad’s business experience and skills will enable him to assist our company through its development stage and thereafter to achieve its goals and business objectives.

 Yisrael Gottlieb.  Mr. Gottlieb has served as our Secretary and Director and Internal Accounting and Financial Officer since July 7, 2009. From September 1999 until August 2003 Mr. Gottileb studied religious studies in the Talmudic University “Gur”, in Haifa, Israel. From September 2004 until present Mr. Gottlieb was assisting as a consultant to various companies in Patent Designs and related Product Development and Enhancements and Operations.

The Board believes that Mr. Gottlieb should serve as a Director of our company because of his business knowledge and administrative experience and skills, as well as his experience with patent designs and product development, all of which enable him to provide oversight and direction to our company, especially with regard to the efficient and economical use of funds raised from investors.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last two years through December 31, 2010, for our officers.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officer.

Summary Compensation Table

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
And				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jacob Elhadad	2010	0	0	0	0	0	0	0
President, CEO	2009	0	0	0	0	0	0	0
			0	0	0	0	0	0
Yisrael Gottlieb	2010	0	0	0	0	0	0	0
CFO, Secretary,	2009	0	0	0	0	0	0	0	0
Treasurer		0	0	0	0	0	0	0	0

Since our incorporation, we have not paid compensation to our officers or Directors in consideration for their services rendered to our company in their capacity as such, other than $3,000 which was paid to a Director for services unrelated to his role as a Director. We have no employment agreements with any of our Directors or executive officers.  We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation, no stock options or stock appreciation rights were granted to any of our Directors or executive officers.  We have no long-term equity incentive plans.

DIRECTORS

Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders following their election.  To date, none of our Directors have received any compensation from us, whether in the form of cash or securities, for their service as directors. None of our Directors are independent Directors.

Our Board of Directors currently serves as our audit committee. The audit committee is responsible for recommending independent auditors and reviewing management actions in matters relating to audit functions. The committee reviews, with independent auditors, the scope and results of its audit engagement, the system of internal controls and procedures and reviews the effectiveness of procedures intended to prevent violations of laws.

The audit committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

 Our Board members are not “independent”. Our Board of Directors does not have an “audit committee financial expert,” within the meaning of that phrase under applicable regulations of the SEC, serving on the audit committee. The Board of Directors believes that each member is financially literate and experienced in business matters and is capable of (1) understanding generally accepted accounting principles (“GAAP”) and financial statements, (2) assessing the general application of GAAP principles in connection with our accounting for estimates, accruals and reserves, (3) analyzing and evaluating our financial statements, (4) understanding our internal controls and procedures for financial reporting, and (5) understanding audit committee functions, all of which are attributes of an audit committee financial expert. However, the Board of Directors believes that no audit committee member has obtained these attributes through the experience specified in the SEC's definition of “audit committee financial expert.” Further, as is the case with many small companies, it would be difficult for us to attract and retain Board members who qualify as “audit committee financial experts,” and competition for such individuals is significant. The Board of Directors believes that its current audit committee is able to fulfill its role under SEC regulations despite not having a designated “audit committee financial expert.”

Director Compensation

The following table sets forth the compensation paid by us to our Directors for the year ending December 31, 2010.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid to our named Directors.

Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jacob Elhadad	0	0	0	0	0	0	0
Yisrael Gottlieb	0	0	0	0	0	0	0

Our Directors do not receive any compensation for serving as a member of the Board of Directors other than $3,000 which was paid to one of our Directors for services unrelated to his role as a Director.

Long-Term Incentive Plan Awards

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

As of the date hereof, we have not entered into employment contracts with our sole officer and do not intend to enter into any employment contracts until such time as it profitable to do so.

We currently maintain no other agreements for employment with any of our other executive officers or employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May 3, 2011, the number of shares of common stock of our company that are beneficially owned by: (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 56,903,309 shares of our common stock issued and outstanding as of May 3, 2011. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name and Address	Number of	Percentage of
Beneficial Owner	Shares	Ownership

Yisrael Gottlieb c/o Jacob Elhadad 5a Hataltan Street Jerusalem , Israel 96926	10,000,000	17.57%

Jacob Elhadad c/o Jacob Elhadad 5a Hataltan Street Jerusalem , Israel 96926	11,000,000	19.33%

Yisrael Elhadad c/o Jacob Elhadad 5a Hataltan Street Jerusalem , Israel 96926	10,000,000	17.57%

Asher Zwebner 20a Sharei Torah Street Jerusalem, Israel 96387	4,509,000	7.92%

All executive officers and directors as a group (2 persons)	21,000,000	36.90%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

SELLING SECURITYHOLDERS

The shares to be offered by the selling security holders were issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The shares offered hereby are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act, to give the selling security holders the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling security holders. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling security holders after any sales made pursuant to this prospectus because the selling security holders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling security holders will sell all of the shares listed in this prospectus.

The following table sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the beneficial ownership of each selling security holder, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each will own after the offering, assuming they sell all of the shares offered. The term “selling security holder” or “selling security holders” includes the stockholders listed below and their respective transferees, assignees, pledges, donees or other successors. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. There are no shares of common stock subject to options, warrants and convertible securities.

Shareholder and Name of Person Controlling	Amount of Shares owned before Offering	Number of shares offered	Amount of shares owned after Offering	Percent of shares held after Offering

Centurion Private Equity, LLC(1)	1,016,559	6,000,000	0	0%

Asher Zwebner	4,509,000	2,000,000	2,509,000	4.40%

Total	5,525,559	8,000,000	2,509,000	4.40%
(1) Eric Swartz, the manager of Centurion Private Equity, LLC, has voting and investment control of Centurion Private Equity, LLC.
*	less than 1%

Relationships Between the Issuer and the Selling Securityholders

Other than Asher Zwebner, who has been an independent consultant to our company,  none of the selling stockholders has at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us. In March 2011, we entered into a written consulting agreement with Asher Zwebner for the provision of business and financial advisory services. The term of the agreement was for six months and the fee paid to Mr. Zwebner for his performance of the services was 2,000,000 shares of our common stock, which fee was declared earned on the date of execution of the agreement.

DILUTION

Although the fixed offering price of $0.09 was arbitrarily determined and may not be the actual sales price of the shares registered hereunder, if shares were to be sold at such price, investors would experience an immediate and substantial dilution in the projected net tangible book value of the common stock from the price that the investors in our recent private placement offering. The net tangible book value of our common stock as of December 31, 2010 was $653, or $0.00001 per share of common stock. Net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. If you buy stock registered in this offering at $0.09 per share, you will pay substantially more than our current common shareholders paid for their shares. The difference between the initial public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering.

The following table illustrates the dilution to the new investors on a per-share basis:

Initial public offering price		$0.09000
Net tangible book value per share before offering	$0.00001
Increase in net tangible book value per share attributable to new investors	$-0.08999
Pro forma net tangible book value per share after offering		$0.00674
Dilution to new investors		$-0.08326

DETERMINATION OF THE OFFERING PRICE

There is currently a limited trading market for our common stock on the OTC Bulletin Board.  The price in this prospectus was arrived at by evaluating our recent sales of unregistered securities and the overall valuation of our company.

PLAN OF DISTRIBUTION

Each selling security holder of our common stock and any of their transferees, pledgees, assignees, donees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers -dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because selling security holders may be deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling security holder and/or the purchasers. Each selling security holder has represented and warranted to our company that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder’s business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus. Upon our company being notified in writing by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling security holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our company being notified in writing by a selling security holder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution or the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders, or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On July 15, 2009, we entered into a Patent Transfer and Sale Agreement to purchase the Patent from one of our company’s Directors, Yisrael Gottlieb, and Yisrael Elhadad, a brother of our other Director, whereby we acquired all of the rights, title and interest in the Patent in consideration of $100,000.

We paid for the Patent from the proceeds of a loan from our two Directors.  On each of July 20, 2009, August 20, 2009, September 20, 2009 and October 20, 2009 we received a loan in amount of $25,000 from Jacob Elhadad and Yisrael Gottlieb.  The loan was interest free and due 24 months after it was issued. In addition, Jacob Elhadad and Yisrael Gottlieb each advanced 50% of an additional $1800 for legal fees incurred in connection with the acquisition of the Patent. The loans were later acquired by our consultant, Asher Zwebner, and on October 1, 2010, we issued 509,000 shares of our restricted shares of common stock to Asher Zwebner, as repayment of his loans in the aggregate amount of $101,800. The shares were valued at $101,800 or $0.20 per share based on the current market price less a discount for restricted trading.

In addition, on August 12, 2009 and November 10, 2009, Jacob Elhadad and Yisrael Gottlieb each advanced 50% of the following amounts to our company: $8,100 and $12,000, all of which was used for working capital purposes. The advances are interest free, unsecured and payable on demand. As of December 31, 2009, loans from our two Directors, Jacob Elhadad and Yisrael Gottlieb, amounted to $121,900 in the aggregate.

On each of January 15, 2010, April 22, 2010 and November 12, 2010 Jacob Elhadad and Yisrael Gottlieb each advanced 50% of the following amounts to our company: $750, $3,280 and $3,103.  The advances are interest free, unsecured and payable on demand.  On September 22, 2010, an aggregate of $12,904 was paid to Jacob Elhadad and Yisrael Gottlieb as partial repayment of the advances from the proceeds of a financing with a third party.  Duing the year ended December 31, 2010 the highest amount owed to Jacob Elhadad and Yisrael Gottlieb under the loans was $125,930.  As of December 31, 2010, our company owed an aggregate of $14,329 to Jacob Elhadad and Yisrael Gottlieb.

In October 2010 we issued a convertible promissory note in the principal amount of $45,000 to a third party.  In May 2011 we prepaid the convertible promissory note from the proceeds of a loan from our two directors, Jacob Elhadad and Yisrael Gottlieb, each of whom loaned half of the principal amount.  The loan from our directors is not evidenced by a note, is noninterest bearing and is repayable on demand.  As of June 30, 2011, we owe an aggregate of $59,329 to Jacob Elhadad and Yisrael Gottlieb.

In the fourth quarter of 2010, $3,000 was paid to Jacob Elhadad as a bonus for his additional time and effort spent with the company’s fundraising activities during November 2010 that resulted in a loan to the Company of $27,500.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our Board comprised of a majority of “independent directors.” We do not believe that any of our Directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

DESCRIPTION OF SECURITIES

Authorized Capital and Outstanding Shares

We are authorized to issue 200,000,000, shares of stock, $0.0001 par value. As of May 3, 2011 we had 56,903,309 shares of common stock outstanding.   Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors.  Holders of common stock are also entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs.

All shares of common stock now outstanding are fully paid and non-assessable.

The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors.  The holders of 50% percent of the outstanding common stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our certificate of incorporation.

Dividends

We have not paid any dividends on our common stock.  The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition.  The payment of any dividends will be within the discretion of our Board of Directors.  It is the present intention of the Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, the Board does not anticipate paying any cash dividends in the foreseeable future.

In October 2010 we issued a convertible promissory note in the principal amount of $45,000 to a third party.  The note bears interest at 8% per annum and is due on July 15, 2011.  The note has conversion rights that allow the holder of the note at any time to convert all or any part of the remaining principal balance into our company’s common stock at a price equal to 58% of the average of the lowest three trading prices for the common stock during the most recent ten day period.

On January 10, 2010 we issued a convertible promissory note in the principal amount of $27,500 to a third party.  The note bears interest at 8% per annum and is due on October 12, 2011.  The note has conversion rights that allow the holder of the note at any time to convert all or any part of the remaining principal balance into our company’s common stock at a price equal to 58% of the average of the lowest three trading prices for the common stock during the most recent ten day period.

Transfer Agent

We have engaged Delaware Agency and Trust as our stock transfer agent. Delaware Agency and Trust is located at 50 West Liberty Street, Reno, Delaware 89501. Their telephone number is (775) 322-0626 and their fax number is (775) 322-5623.

EXPERTS

The financial statements for the years ended December 31, 2010 and 2009 included in this prospectus have been audited by Weinberg & Baer LLC to the extent and for the periods indicated in their report thereon.

  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we will indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of us from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of us, and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accordance with the Delaware Revised Statutes. The rights accruing to any person under our bylaws do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company for expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Gracin & Marlow, LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act for the common stock offered under this prospectus. We are not subject to the informational requirements of the Exchange Act as we do not have more than 300 beneficial owners of our common stock; however we do voluntarily file annual and quarterly  reports, and other information with the Commission. These reports  and other information filed by Medisafe 1 Technologies Corp. can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission also maintains a website that contains reports, proxy statements, information statements and other information concerning DC Brands, Inc. located at http://www.sec.gov. This prospectus does not contain all the information required to be in the registration statement (including the exhibits), which we have filed with the Commission under the Securities Act and to which reference is made in this prospectus.

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Medisafe 1 Technologies Corp.:

We have audited the accompanying balance sheets of Medisafe 1 Technologies Corp. (a Delaware corporation in the development stage) as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the periods ended December 31, 2010 and 2009, and from inception (July 7, 2009) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medisafe 1 Technologies Corp. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the periods ended December 31, 2010 and 2009, and from inception (July 7, 2009) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2010, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC
Baltimore, Maryland
January 16, 2011

F-1

MEDISAFE 1 TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2010 AND DECEMBER 31, 2009

	As of	As of
	December 31,	December 31,
	2010	2009

ASSETS

Current Assets:
Cash and cash equivalents	$56,155	$600
Deferred offering costs	-	20,000
Prepaid expenses	24,000	-

Total current assets	80,155	20,600

Total Assets	$80,155	$20,600

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable and accrued liabilities	$43,568	$20,214
Loans from related parties - directors and stockholders	14,329	-
Convertible note payable, net of discount	21,605	-

Total current liabilities	79,502	20,214

Loans from related parties - directors and stockholders	-	20,100
Loans from related parties - directors and stockholders - Patent	-	101,800

Total liabilities	79,502	142,114

Commitments and Contingencies

Stockholders' Equity (Deficit):
Common stock, par value $.0001 per share, 200,000,000 shares authorized; 51,386,750 and 30,000,000 shares issued and outstanding, respectively	5,139	3,000
Additional paid-in capital	382,363	(2,400)
(Deficit) accumulated during the development stage	(386,849)	(122,114)

Total stockholders' equity (deficit)	653	(121,514)

Total Liabilities and Stockholders' Equity (Deficit)	$80,155	$20,600

The accompanying notes to financial statements
are an integral part of these statements.

F-2

MEDISAFE 1 TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
AND CUMULATIVE FROM INCEPTION (JULY 7, 2009)
THROUGH DECEMBER 31, 2010

	Years Ended		Cumulative
	December 31,		From
	2010	2009	Inception

Revenues	$-	$-	$-

Expenses:
Research and development	18,333	101,800	120,133
Marketing	16,694	-	16,694
Professional fees	80,427	9,000	89,427
Consulting	118,694	6,100	124,794
Filing fees	5,036	2,964	8,000
Investor relations	9,157	-	9,157
Legal - incorporation	-	2,250	2,250
Other	6,232	-	6,232

Total general and administrative expenses	254,573	122,114	376,687

(Loss) from Operations	(254,573)	(122,114)	(376,687)

Interest and Other Income (Expense)	(10,162)	-	(10,162)

Provision for income taxes	-	-	-

Net (Loss)	$(264,735)	$(122,114)	$(386,849)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	41,985,188	29,157,305

The accompanying notes to financial statements are
an integral part of these statements.

F-3

MEDISAFE 1 TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM INCEPTION (JULY 7, 2009)
THROUGH DECEMBER 31, 2010

				(Deficit)
				Accumulated
			Additional	During the
	Common stock*		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Totals

Balance - July 7, 2009	-	$-	$-	$-	$-

Common stock issued for cash	30,000,000	3,000	(2,400)	-	600

Net (loss) for the period	-	-	-	(122,114)	(122,114)

Balance - December 31, 2009	30,000,000	$3,000	$(2,400)	$(122,114)	$(121,514)

Common stock issued for cash	20,000,000	2,000	78,000	-	80,000

Common stock issued to retire debt	509,000	51	101,749	-	101,800

Common stock issued for services	140,000	14	27,986	-	28,000

Common stock issued for cash	137,750	14	24,502	-	24,516

Common stock issued as compensation	500,000	50	99,950	-	100,000

Convertible note discount	-	-	32,586	-	32,586

Common stock issued for services	100,000	10	19,990	-	20,000

Net (loss) for the period	-	-	-	(264,735)	(264,735)

Balance - December 31, 2010	51,386,750	$5,139	$382,363	$(386,849)	$653

* Post forward stock split

The accompanying notes to financial statements are
an integral part of these financial statements.

F-4

MEDISAFE 1 TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR FOR THE YEARS ENDED DECEMBER 31, 2010,
AND 2009 AND CUMULATIVE FROM INCEPTION (JULY 7, 2009)
THROUGH DECEMBER 31, 2010

	Years Ended			Cumulative
	December 31,			From
	2010	2009		Inception
Operating Activities:
Net (loss)	$(264,735)	$(122,114)		$(386,849)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Common stock issued for services and compensation	148,000	-		249,800
Noncash acquisition of patent	-	101,800	*	-
Amortization of beneficial conversion feature	9,191	-		9,191
Changes in net assets and liabilities-
Prepaid expenses	(24,000)	-		(24,000)
Accounts Payable and accrued liabilities	33,354	10,214		43,568

Net Cash Provided by (Used in) Operating Activities	(98,190)	(10,100)		(108,290)

Investing Activities:	-	-		-

Net Cash Used in Investing Activities	-	-		-

Financing Activities:		-
Proceeds from shareholder loans	14,329	20,100	*	34,429
Payment of shareholder loans	(20,100)	-		(20,100)
Payment of deferred offering costs	(10,000)	(10,000)		(20,000)
Proceeds from convertible note payable	45,000	-		45,000
Proceeds from stock issued	124,516	600		125,116

Net Cash Provided by Financing Activities	153,745	10,700		164,445

Net Increase in Cash	55,555	600		56,155

Cash - Beginning of Period	600	-		-

Cash - End of Period	$56,155	$600		$56,155

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-		$-
Income taxes	$-	$-		$-

Supplemental Schedule of Noncash Investing and Financing Activities:
Shareholder loan to acquire patent	$-	$101,800	*	$101,800
Stock issued to retire debt	$(101,800)	$-		$(101,800)

* Restated - see note 10
The accompanying notes to financial statements are
an integral part of these statements.

F-5

MEDISAFE 1 TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010

(1)	Summary of Significant Accounting Policies

Basis of Presentation and Organization

Medisafe 1 Technologies Corp. (“Medisafe 1 Technologies” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on July 7, 2009. The business plan of the Company is to develop a commercial application of the design in a patent titled “Protector for administering medicine” which is a device that prevents errors in administering medications. The Company also intends to enhance the existing prototype, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device. The accompanying financial statements of Medisafe 1 Technologies were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Share-based Compensation

The Company follows the provisions of ASC 718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.

Equity instruments issued to non-employees for goods or services are accounted for at either the fair market value of the goods and services rendered or on the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50-30.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As the Company has a loss for the period ended December 31, 2010 the potentially dilutive shares are anti-dilutive and therefore they are not added into the earnings per share calculation.

F-6

Income Taxes

The Company accounts for income taxes pursuant to FASB Accounting Standards Codification ("ASC") 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2010, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

The Company expenses the costs associated with obtaining a patent or other intellectual property purchased for research and development and has no alternative future use.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended December 31, 2010, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

F-7

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as December 31, 2010, and expenses for the period ended December 31, 2010, and cumulative from inception. Actual results could differ from those estimates made by management.

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard is not expected to impact the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted these new requirements upon issuance of this guidance.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The Company is currently assessing what impact, if any, ASU No. 2010-06 will have on its fair value disclosures. However, the Company does not expect the adoption of the guidance provided in this codification update to have any material impact on its financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010. Presently, the Company is assessing what impact, if any, the adoption of ASU 2009-13 may have on its financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of ASU 2009-05 had no impact on the fair value measurements of the Company's liabilities.

F-8

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

(2)	Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to develop a commercial application of the design in a patent titled “Protector for administering medicine” which is a device that prevents errors in administering medications. The Company also intends to enhance the existing prototype, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device.

On July 15, 2009, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the rights, title and interest in the patent known as the “Protector for administering medicine” for consideration of $100,000 plus legal fees of $1,800. The United States Patent Application 7,347,841 was issued on March 25, 2008.

The Company has commenced a capital formation activity to submit a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 20,000,000 shares (post forward stock split) of newly issued common stock at an offering price of $0.025 per share for proceeds of up to $500,000. The Registration Statement was declared effective March 11, 2010. On June 1, 2010 the Company issued 20,000,000 shares (post forward stock split) of common stock pursuant to the Registration Statement on Form S-1, and received proceeds of $100,000.  The Company incurred $20,000 of deferred offering costs related to this capital formation activity.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2010, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)	Patent

On July 15, 2009, the Company entered into a Patent Transfer and Sale Agreement with one  of the Company's directors, whereby the Company acquired all of the rights, title and interest in the patent known as the “Protector for administering medicine” for consideration of $100,000 plus legal fees of $1,800. The United States Patent Application 7,347,841 was issued on March 25, 2008. Under the terms of the Patent Transfer and Sale Agreement, the Company was assigned rights to the patent free of any liens, claims, royalties, licenses, security interests or other encumbrances. The assignment of the patent was recorded at the U.S. Patent and Trademark Office on August 12, 2009. As of December 31, 2010, the historical cost of obtaining the patent, ($100,000) and legal fees ($1,800) for acquiring the patent were expensed as research and development costs.

(4)	Loans from Related Parties - Directors and Stockholders

As of December 31, 2009, loans from directors, who are also stockholders of the Company, amounted to $20,100. The loans were unsecured, non-interest bearing, and due 24 months from the date of each loan. The loans were repaid during 2010.

As of December 31, 2010, loans from related parties amounted to $14,329, and represented working capital advances from officers who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

F-9

(5)	Convertible Note Payable

On October 15, 2010 the Company signed a $45,000 convertible promissory note with a third party.  The note bears interest at 8% per annum and is due on July 15, 2011.  The note has conversion rights that allow the holder of the note at any time to convert all or any part of the remaining principal balance into the Company’s common stock at a price equal to 58% of the average of the lowest three trading prices for the common stock during the most recent ten day period.

In accordance with ASC 470, the Company has analyzed the beneficial nature of the conversion terms and determined that a beneficial conversion feature (BCF) exists.  The Company calculated the value of the BCF using the intrinsic method as stipulated in ASC 470.  Based on the stock price on the day of commitment, the discount as agreed to in the note, and the number of convertible shares, the BCF was valued at $32,586.  The BCF has been recorded as a discount to the note payable and to Additional Paid-in Capital.

As of December 31, 2010 the Company has recognized $568 in interest expense related to this note and has amortized $9,191 of the beneficial conversion feature which has been recorded as interest expense.

(6)	Common Stock

On July 12, 2009, the Company issued 30,000,000 shares (post forward stock split) of its common stock to three individuals who are directors and officers for proceeds of $600.

The Company has commenced a capital formation activity to submit a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 20,000,000 shares (post forward stock split) of newly issued common stock at an offering price of $0.025 per share for proceeds of up to $500,000. The Registration Statement was declared effective March 11, 2010. On June 1, 2010 the Company issued 20,000,000 shares (post forward stock split) of common stock pursuant to the Registration Statement on Form S-1, and received proceeds of $100,000.  The Company incurred $20,000 of deferred offering costs related to this capital formation activity.

On September 20, 2010, the Company implemented a 5 for 1 forward stock split on its issued and outstanding shares of common stock to the holders of record as of September 17, 2010. As a result of the split, each holder of record on the record date automatically received four additional shares of the Company’s common stock. After the split, the number of shares of common stock issued and outstanding were 50,000,000 shares. The accompanying financial statements and related notes thereto have been adjusted accordingly to reflect this forward stock split.

On October 1, 2010, the Company issued 509,000 shares of its unregistered common stock as repayment of a shareholder loan. The shares were valued at $101,800 or $0.20 per share based on the current market price less a discount for restricted trading.

On October 17, 2010, the Company entered into an agreement with an unrelated third-party consultant.
As payment for the consultant’s services, the Company issued 500,000 shares of its unregistered common stock on said date valued at $100,000 or $0.20 per share based on the current market price less a discount for restricted trading.

On November 29, 2010, the Company entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, the Company issued 140,000 shares of its unregistered common stock on said date valued at $28,000 or $0.20 per share based on the current market price less a discount for restricted trading.

On November 29, 2010, the Company raised $27,500 and issued 137,750 unregistered shares of its common stock, purchase price $0.20 per share, to an investor. The Company received proceeds of $24,516 net of a commission paid to a director of the Company.

On December 26, 2010, the Company entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, the Company issued 100,000 shares of its unregistered common stock on said date valued at $20,000 or $0.20 per share based on the current market price less a discount for restricted trading.

F-10

(7)	Income Taxes

The provision (benefit) for income taxes for the period ended December 31, 2010, and 2009 was as follows (assuming a 23% effective tax rate):

	2010	2009

Current Tax Provision:
Federal-
Taxable income	$-	$-

Total current tax provision	$-	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$58,775	$28,086
Change in valuation allowance	(58,775)	(28,086)

Total deferred tax provision	$-	$-

The Company had deferred income tax assets as December 31, 2010 and 2009, as follows:

	2010	2009

Loss carryforwards	$88,975	$28,086
Amortization of beneficial conversion feature	(2,114)	-
Less - Valuation allowance	(86,861)	(28,086)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended December 31, 2010 and 2009, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2010 the Company had approximately $380,000 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2030.

The Company did not identify any material uncertain tax positions on returns that have been filed or that will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits during the years ended December 31, 2010 and 2009.

The Company has filed income tax returns in the United States. All tax years are closed by expiration of the statute of limitations. The years ended December 31, 2010 and 2009 are open for examination.

(8)	Related Party Transactions

As described in Note 4, as December 31, 2010, the Company owed $14,329 to Directors, officers, and principal stockholders of the Company.

On July 15, 2009, the Company entered into a Patent Transfer and Sale Agreement to purchase the patent from one of the Company's directors and a brother of the other director, whereby the Company acquired all of the rights, title and interest in the patent known as the “Protector for administering medicine” in consideration of $100,000.

F-11

(9)	Commitments

On August 27, 2009, the Company entered into a Transfer Agent and Registrar Agreement with Delaware Agency and Trust Company (“NATCO”) for transfer agent services. Under the Agreement, the Company is obligated to pay annual fees of $1,800 in addition to standard service fees for transfer agent services received. The agreement can be terminated by either party at any time.

On November 1, 2010, the Company entered into a Consulting Agreement with a third party medical technology consultant. The term of the agreement ends on December 31, 2011 and may be extended on a yearly basis by the written agreement of both parties. Under the Agreement, the Company is obligated to pay fees of 140,000 restricted shares during the term of the agreement.

(10)	Restatement

The statement of cash flows for the year ended December 31, 2009 are restated to properly present the patent acquired by a shareholder loan in the operating and financing activities of the Company. The restatement has no impact on total cash flows.

F-12

FINANCIAL INFORMATION

  MEDISAFE 1 TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
MARCH 31, 2011

MEDISAFE 1 TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF MARCH 31, 2011 AND DECEMBER 31, 2010

		As of
	As of March 31,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS

Current Assets:
Cash and cash equivalents	$49,101	$56,155
Prepaid expenses	318,000	24,000

Total current assets	367,101	80,155

Total Assets	$367,101	$80,155

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable and accrued liabilities	$33,938	$43,568
Loans from related parties - directors and stockholders	24,120	$14,329
Convertible note payable, net of discount	45,665	21,605

Total current liabilities	103,723	79,502

Total liabilities	103,723	79,502

Commitments and Contingencies

Stockholders' Equity (Deficit):
Common stock, par value $.0001 per share, 200,000,000 shares authorized; 53,477,783 and 51,386,750 shares issued and outstanding, respectively	5,348	5,139
Additional paid-in capital	822,068	382,363
(Deficit) accumulated during the development stage	(564,038)	(386,849)

Total stockholders' equity (deficit)	263,378	653

Total Liabilities and Stockholders' Equity (Deficit)	$367,101	$80,155

  The accompanying notes to financial statements are an integral part of these statements.

MEDISAFE 1 TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

AND CUMULATIVE FROM INCEPTION (JULY 7, 2009)

THROUGH MARCH 31, 2011

(Unaudited)

	Three Months Ended		Cumulative
	March 31,		From
	2011	2010	Inception

Revenues	$-	$-	$-

Expenses:
Research and development	3,000	-	123,133
Marketing	-	-	16,694
Professional fees	40,900	4,000	130,327
Consulting	110,000	-	234,794
Filing fees	-	-	8,000
Investor relations	3,641	-	12,798
Legal - incorporation	-	-	2,250
Other	1,804	50	8,036

Total general and administrative expenses	159,345	4,050	536,032

(Loss) from Operations	(159,345)	(4,050)	(536,032)

Interest and Other Income (Expense)	(17,844)	-	(28,006)

Provision for income taxes	-	-	-

Net (Loss)	$(177,189)	$(4,050)	$(564,038)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	51,386,750	30,000,000

The accompanying notes to financial statements are an integral part of these statements.

MEDISAFE 1 TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD FROM INCEPTION (JULY 7, 2009)

THROUGH MARCH 31, 2011

(Unaudited)

				(Deficit)
				Accumulated
			Additional	During the
	Common stock*		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Totals

Balance - July 7, 2009	-	$-	$-	$-	$-

Common stock issued for cash	30,000,000	3,000	(2,400)	-	600

Net (loss) for the period	-	-	-	(122,114)	(122,114)

Balance - December 31, 2009	30,000,000	$3,000	$(2,400)	$(122,114)	$(121,514)

Common stock issued for cash	20,000,000	2,000	78,000	-	80,000

Common stock issued to retire debt	509,000	51	101,749	-	101,800

Common stock issued for services	140,000	14	27,986	-	28,000

Common stock issued for cash	137,750	14	24,502	-	24,516

Common stock issued as compensation	500,000	50	99,950	-	100,000

Convertible note discount	-	-	32,586	-	32,586

Common stock issued for services	100,000	10	19,990	-	20,000

Net (loss) for the period	-	-	-	(264,735)	(264,735)

Balance - December 31, 2010	51,386,750	$5,139	$382,363	$(386,849)	$653

Convertible note discount			19,914		19,914

Common stock issued for services	91,033	9	19,991	-	20,000

Common stock issued for services	1,000,000	100	199,900	-	200,000

Common stock issued for services	1,000,000	100	199,900	-	200,000

Net (loss) for the period	-	-	-	(177,189)	(177,189)

Balance - December 31, 2010	53,477,783	$5,348	$822,068	$(564,038)	$263,378
The accompanying notes to financial statements are an integral part of these financial statements.

MEDISAFE 1 TECHNOLOGIES CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010,
AND CUMULATIVE FROM INCEPTION (JULY 7, 2009)
THROUGH MARCH 31, 2011

(Unaudited)

	Three Months Ended		Cumulative
	March 31,		From
	2011	2010	Inception
Operating Activities:
Net (loss)	$(177,189)	$(4,050)	$(564,038)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Common stock issued for services and compensation	420,000	-	669,800
Amortization of beneficial conversion feature	16,474	-	25,665
Changes in net assets and liabilities-
Prepaid expenses	(294,000)	-	(318,000)
Accounts Payable and accrued liabilities	(9,630)	3,250	33,938

Net Cash Provided by (Used in) Operating Activities	(44,345)	(800)	(152,635)

Investing Activities:	-	-	-

Net Cash Used in Investing Activities	-	-	-

Financing Activities:		-
Proceeds from shareholder loans	9,791	750	64,220
Payment of shareholder loans	-	-	(40,100)
Payment of deferred offering costs	-	-	(20,000)
Proceeds from convertible note payable	27,500	-	72,500
Proceeds from stock issued	-	-	125,116

Net Cash Provided by Financing Activities	37,291	750	201,736

Net Increase in Cash	(7,054)	(50)	49,101

Cash - Beginning of Period	56,155	600	-

Cash - End of Period	$49,101	$550	$49,101

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Supplemental Schedule of Noncash Investing and Financing Activities:
Shareholder loan to acquire patent	$-	$-	$101,800
Stock issued to retire debt	$-	$-	$(101,800)
The accompanying notes to financial statements are an integral part of these statements.

MEDISAFE 1 TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

March 31, 2011

(1) Summary of Significant Accounting Policies

Basis of Presentation and Organization

Medisafe 1 Technologies Corp. (“Medisafe 1 Technologies” or the “Company”) is a Delaware corporation in the development stage. The Company was incorporated under the laws of the State of Delaware on July 7, 2009. The business plan of the Company is to develop a commercial application of the design in a patent titled “Protector for administering medicine” which is a device that prevents errors in administering medications. The Company also intends to enhance the existing prototype, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device. The accompanying financial statements of Medisafe 1 Technologies were prepared from the accounts of the Company under the accrual basis of accounting.

Unaudited Interim Financial Statements

The interim financial statements of the Company as of March 31, 2011, and for the period ended March 31, 2010, and cumulative from inception, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company’s financial position as of March 31, 2011, and the results of its operations and its cash flows for the periods ended March 31, 2011, and cumulative from inception. These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2011. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to the Company’s audited financial statements as of December 31, 2010, filed with the SEC, for additional information, including significant accounting policies.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Share-Based Compensation

The Company follows the provisions of ASC 718, “Share-Based Payment.” Which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.

Equity instruments issued to non-employees for goods or services are accounted for at either the fair market value of the goods and services rendered or on the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50-30.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As the Company has a loss for the period ended March 31, 2011 the potentially dilutive shares are anti-dilutive and therefore they are not added into the earnings per share calculation.

Income Taxes

The Company accounts for income taxes pursuant to FASB Accounting Standards Codification ("ASC") 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of March 31, 2011, the carrying value of accrued liabilities, and loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

The Company expenses the costs associated with obtaining a patent or other intellectual property purchased for research and development and has no alternative future use.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended March 31, 2011, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as at March 31, 2011, and expenses for the period ended March 31, 2011, and cumulative from inception. Actual results could differ from those estimates made by management.

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (ASU 2010-017). ASU 2010-017 provides guidance in applying the milestone method of revenue recognition to research or development arrangements. This guidance concludes that the milestone method is a valid application of the proportional performance model when applied to research or development arrangements. Accordingly, an entity can make an accounting policy election to recognize a payment that is contingent upon the achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of this accounting standard is not expected to impact the Company's financial position or results of operations.

In February 2010, the FASB issued amended guidance on subsequent events. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and the Company adopted these new requirements upon issuance of this guidance.

In January 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances, and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances, and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. The Company is currently assessing what impact, if any, ASU No. 2010-06 will have on its fair value disclosures. However, the Company does not expect the adoption of the guidance provided in this codification update to have any material impact on its financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements: a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 establishes a selling-price hierarchy for determining the selling price of each element within a multiple-deliverable arrangement. Specifically, the selling price assigned to each deliverable is to be based on vendor-specific objective evidence (VSOE) if available, third-party evidence, if VSOE is unavailable, and estimated selling prices if neither VSOE or third-party evidence is available. In addition, ASU 2009-13 eliminates the residual method of allocating arrangement consideration and instead requires allocation using the relative selling price method. ASU 2009-13 will be effective prospectively for multiple-deliverable revenue arrangements entered into, or materially modified, in fiscal years beginning on or after June 15, 2010. Presently, the Company is assessing what impact, if any, the adoption of ASU 2009-13 may have on its financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value (ASU 2009-05). ASU 2009-05 provides guidance in measuring the fair value of a liability when a quoted price in an active market does not exist for an identical liability or when a liability is subject to restrictions on its transfer. ASU 2009-15 was effective for the Company beginning with the quarter ended December 31, 2009. The adoption of ASU 2009-05 had no impact on the fair value measurements of the Company's liabilities.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

(2) Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no sales revenue. The business plan of the Company is to develop a commercial application of the design in a patent titled “Protector for administering medicine” which is a device that prevents errors in administering medications. The Company also intends to enhance the existing prototype, and manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device.

On July 15, 2009, the Company entered into a Patent Transfer and Sale Agreement whereby the Company acquired all of the rights, title and interest in the patent known as the “Protector for administering medicine” for consideration of $100,000 plus legal fees of $1,800. The United States Patent Application 7,347,841 was issued on March 25, 2008.

The Company filed  a Registration Statement on Form S-1 with the SEC to register and sell in a self-directed offering 20,000,000 shares (post forward stock split) of newly issued common stock at an offering price of $0.025 per share for proceeds of up to $500,000. The Registration Statement was declared effective March 11, 2010. On June 1, 2010 the Company issued 20,000,000 shares (post forward stock split) of common stock pursuant to the Registration Statement on Form S-1, and received proceeds of $100,000.  The Company incurred $20,000 of deferred offering costs related to this capital formation activity.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of March 31, 2011, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Patent

On July 15, 2009, the Company entered into a Patent Transfer and Sale Agreement with two of the Company's directors, whereby the Company acquired all of the rights, title and interest in the patent known as the “Protector for administering medicine” for consideration of $100,000 plus legal fees of $1,800. The United States Patent Application 7,347,841 was issued on March 25, 2008. Under the terms of the Patent Transfer and Sale Agreement, the Company was assigned rights to the patent free of any liens, claims, royalties, licenses, security interests or other encumbrances. The assignment of the patent was recorded at the U.S. Patent and Trademark Office on August 12, 2009. As of December 31, 2010, the historical cost of obtaining the patent, ($100,000) and legal fees ($1,800) for acquiring the patent were expensed as research and development costs.

(4) Loans from Related Parties - Directors and Stockholders

As of March 31, 2011, loans from related parties amounted to $24,120, and represented working capital advances from officers who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

(5) Convertible Note Payable

On October 15, 2010 the Company issued a $45,000 convertible promissory note to a third party.  The note bears interest at 8% per annum and is due on July 15, 2011.  The note has conversion rights that allow the holder of the note at any time to convert all or any part of the remaining principal balance into the Company’s common stock at a price equal to 58% of the average of the lowest three trading prices for the Common Stock during the most recent ten day period.

On January 10, 2011, the Company issued a $27,500 convertible promissory note to a third party.  The note bears interest at 8% per annum and is due on October 15, 2011.  The note has conversion rights that allow the holder of the note at any time to convert all or any part of the remaining principal balance into the Company’s common stock at a price equal to 58% of the average of the lowest three trading prices for the Common Stock during the most recent ten day period.

In accordance with ASC 470, the Company has analyzed the beneficial nature of the conversion terms and determined that a beneficial conversion feature (BCF) exists.  The Company calculated the value of the BCF using the intrinsic method as stipulated in ASC 470.  Based on the stock price on the day of commitment, the discount as agreed to in the note, and the number of convertible shares, the BCF was valued at $52,500.  The BCF has been recorded as a discount to the note payable and to Additional Paid-in Capital. As of March 31, 2011 the Company has recognized $1,938 in interest expense related to these notes and has amortized $25,665 of the beneficial conversion feature which has been recorded as interest expense.

(6) Common Stock

On July 12, 2009, the Company issued 30,000,000 shares (post forward stock split) of its common stock to three individuals who are directors and officers for proceeds of $600.

  The Company filed a Registration Statement on Form S-1 with the SEC to register and sell in a self-directed offering 20,000,000 shares (post forward stock split) of newly issued common stock at an offering price of $0.025 per share for proceeds of up to $500,000. The Registration Statement was declared effective March 11, 2010. On June 1, 2010 the Company issued 20,000,000 shares (post forward stock split) of common stock pursuant to the Registration Statement on Form S-1, and received proceeds of $100,000.  The Company incurred $20,000 of deferred offering costs related to this capital formation activity.

On September 20, 2010, the Company implemented a 5 for 1 forward stock split on its issued and outstanding shares of common stock to the holders of record as of September 17, 2010. As a result of the split, each holder of record on the record date automatically received four additional shares of the Company’s common stock. After the split, the number of shares of common stock issued and outstanding were 50,000,000 shares. The accompanying financial statements and related notes thereto have been adjusted accordingly to reflect this forward stock split.

On October 1, 2010, the Company issued 509,000 shares of its restricted common stock as repayment of a shareholder loan. The shares were valued at $101,800 or $0.20 per share based on the current market price less a discount for restricted trading.

On October 17, 2010, the Company entered into an agreement with an unrelated third-party consultant.

As payment for the consultant’s services, the Company issued 500,000 shares of its restricted common stock on said date valued at $100,000 or $0.20 per share based on the current market price less a discount for restricted trading.

On November 29, 2010, the Company entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, the Company issued 140,000 shares of its restricted common stock on said date valued at $28,000 or $0.20 per share based on the current market price less a discount for restricted trading.

On November 29, 2010, the Company raised $27,500 and issued 137,750 restricted shares of its common stock, purchase price $0.20 per share, to an investor. The Company received proceeds of $24,516 net of a commission paid to a director of the Company.

On December 26, 2010, the Company entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, the Company issued 100,000 shares of its restricted common stock on said date valued at $20,000 or $0.20 per share based on the current market price less a discount for restricted trading.

On February 23, 2011, the Company entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, the Company issued 1,000,000 shares of its restricted common stock on said date valued at $200,000 or $0.20 per share based on the current market price less a discount for restricted trading.

On February 23, 2011, the Company entered into an agreement with a director and officer of the Company. As payment for services, the Company issued 1,000,000 shares of its restricted common stock on said date valued at $200,000 or $0.20 per share based on the current market price less a discount for restricted trading.

On February 23, 2011, the Company issued 91,033 shares of its restricted common stock as payment for legal services. The shares were valued at $20,000.

(7) Income Taxes

The provision (benefit) for income taxes for the period ended March 31, 2011, and 2010 was as follows (assuming a 23% effective tax rate):

	2011	2010

Current Tax Provision:
Federal-
Taxable income	$-	$-

Total current tax provision	$-	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$36,964	$932
Non-deductible amortization	(3,789)	-
Change in valuation allowance	(33,175)	(932)

Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of March 31, 2011 and December 31, 2010, as follows:

	2011	2010

Loss carryforwards	$123,826	$88,975
Less - Valuation allowance	(123,826)	(88,975)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended March 31, 2011 and December 31, 2010, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of March 31, 2011 the Company had approximately $538,000 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2031.

  The Company did not identify any material uncertain tax positions on returns that have been filed or that will be filed.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The Company has filed income tax returns in the United States. All tax years are closed by expiration of the statute of limitations.

  (8)  Related Party Transactions

As described in Note 4, as March 31, 2011, the Company owed $24,120 to directors, officers, and principal stockholders of the Company.

On July 15, 2009, the Company entered into a Patent Transfer and Sale Agreement to purchase the patent from one of the Company's directors and a brother of the other director, whereby the Company acquired all of the rights, title and interest in the patent known as the “Protector for administering medicine” in consideration of $100,000.

On January 1, 2011, the Company entered into an agreement with a director and officer of the Company. As payment for services, the Company issued 1,000,000 shares of its restricted common stock on said date valued at $200,000 or $0.20 per share based on the current market price less a discount for restricted trading.

(9)  Commitments

On August 27, 2009, the Company entered into a Transfer Agent and Registrar Agreement with Nevada Agency and Trust Company (“NATCO”) for transfer agent services. Under the agreement, the Company is obligated to pay annual fees of $1,800 in addition to standard service fees for transfer agent services received. The agreement can be terminated by either party at any time.

On November 1, 2010, the Company entered into a Consulting Agreement with a third party medical technology consultant. The term of the agreement ends on December 31, 2011 and may be extended on a yearly basis by the written agreement of both parties. Under the agreement, the Company is obligated to pay fees of 140,000 restricted shares during the term of the agreement.

(10) Subsequent Event

The Company entered into an Investment Agreement with Centurion Private Equity, LLC (“Centurion”) on April 13, 2011.  Pursuant to the Investment Agreement, Centurion committed to purchase up to $5,000,000 of the Company’s common stock, over a period of time terminating upon the earlier of (i) 24 months from the effective date of the registration statement; or (ii) 30 months from the date of the Investment Agreement, subject to an effective registration statement covering the resale of the common stock and subject to certain conditions and limitations set forth in the Investment Agreement, including limitations based upon the trading volume of the Company’s common stock. The maximum aggregate number of shares issuable by the Company and purchasable by Centurion under the Investment Agreement is that number of shares of common stock having an aggregate purchase price of $5,000,000.

In connection with the preparation of the Investment Agreement and the registration rights agreement, the Company issued Centurion 91,033 shares of common stock as a document preparation fee having a value of $20,000 and 925,526 shares of common stock, having a value of $150,000 (3% of the Maximum Offering Amount) as a commitment fee

On April 13, 2011, the Company entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, the Company issued 2,000,000 shares of its restricted common stock.

On May 5, 2011, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission to register 8,000,000 shares of its common stock on behalf of selling shareholders, including Centurion.

On May 9, 2011, the Company prepaid a $45,000 convertible promissory note that was issued to a third party on October 15, 2010.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$51.34
Accounting fees and expenses	5,000.00
Legal fees and expenses	$25,000.00
Printing and related expenses	$750.00
Transfer agent fees and expenses	1,000.00
Miscellaneous	500.00
Total	$32,301.34

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

 Our directors and officers are indemnified as provided by the Delaware General Corporation Law and our Certificate of Incorporation. Section 145 of the Delaware General Corporation Law provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our Certificate of Incorporation provides for indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On October 1, 2010, we issued 509,000 shares of our restricted shares of common stock as repayment of a shareholder loan. The shares were valued at $101,800 or $0.20 per share based on the current market price less a discount for restricted trading.   The securities were exempt from registration in reliance on Section 3 (a) (9) of the Act.

On October 17, 2010, we entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, we issued 500,000 shares of our restricted shares of  common stock on said date valued at $100,000 or $0.20 per share based on the current market price less a discount for restricted trading. The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

In October 2010 we issued a convertible promissory note to a third party in the principal amount of $45,000, which bears interest at a rate of 8% per annum and is due July 15, 2011.  The note is convertible into shares of common stock at a price equal to 58% of the average of the lowest three trading prices for our common stock during the last ten days. We prepaid the note on May 9, 2011. These securities were issued in reliance on Section 4(2) of the Act.  The issuance did not involve any general solicitation or advertising by us.  The third party acknowledged the existence of transfer restrictions applicable to the securities sold by us.  Certificates representing the securities sold contain a legend stating the restrictions on transfer to which such securities are subject.

On November 29, 2010, we entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, we issued 140,000 shares of our restricted shares of  common stock on said date valued at $28,000 or $0.20 per share based on the current market price less a discount for restricted trading. The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

On November 29, 2010, we raised $27,500 by the issuance of 137,750 unregistered shares of our common stock, purchase price $0.20 per share, to an investor. We received proceeds of $24,516 net of a commission paid to a Director of our company. The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

On December 26, 2010, we entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, we issued 100,000 shares of our unregistered common stock on said date valued at $20,000 or $0.20 per share based on the current market price less a discount for restricted trading. The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

On January 10, 2010 we issued a convertible promissory note in the principal amount of $27,500 to a third party.  The note bears interest at 8% per annum and is due on October 12, 2011.  The note has conversion rights that allow the holder of the note at any time to convert all or any part of the remaining principal balance into our company’s common stock at a price equal to 58% of the average of the lowest three trading prices for the common stock during the most recent ten day period. The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

On February 23, 2011, in connection with the Investment Agreement with Centurion, we issued an aggregate of 1,016,559 shares of our common stock to Centurion. These securities were issued in reliance on Section 4(2) of the Act.  The issuance did not involve any general solicitation or advertising by us.  Centurion acknowledged the existence of transfer restrictions applicable to the securities sold by us.  Certificates representing the securities sold contain a legend stating the restrictions on transfer to which such securities are subject.

On February 23, 2011, we issued 1,000,000 shares of our unregistered common stock to an officer and Director as compensation for 2011.  The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

On February 23, 2011, we issued 1,000,000 shares of our unregistered common stock to an unrelated third-party consultant as payment for the consultant’s services.  The transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

On April 13, 2011, we entered into an agreement with an unrelated third-party consultant. As payment for the consultant’s services, we issued 2,000,000 shares of our unregistered common stock on said date. This transaction is exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

The transactions referred to in this section are exempt from registration pursuant to an exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

3.1	Certificate of Incorporation of the Company (filed as Exhibit 3.1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 23, 2010 )
3.2	Bylaws of the Company (filed as Exhibit 3.2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 23, 2010 )
3.3	Form of Common Stock Certificate of the Company (filed as Exhibit 3.3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 23, 2010 )
5.1	Opinion of Gracin & Marlow, LLP (filed as Exhibit 5.1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 9, 2011)
10.1	Patent Sale Agreement (filed as Exhibit 10.1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 23, 2010 )
10.2	Directors Loan Agreement (filed as Exhibit 10.2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 23, 2010)
10.3	Promissory Note dated January 10, 2011 (filed as Exhibit 10.3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 9, 2011)
10.4	Promissory Note dated October 26, 2010 (filed as Exhibit 10.4 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 9, 2011)
10.5	Project Agreement (filed as Exhibit 10.5 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 9, 2011)
10.6	Consulting Agreement with Asher Zwebner*
10.7	Investment Agreement with Centurion (filed as Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2011)
10.8	Registration Rights Agreement (filed as Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2011)
23.1	Consent of Alan Weinberg CPA*
23.2	Consent of Gracin & Marlow, LLP (see Exhibit 5.1)
99.1	Subscription Agreement (filed as Exhibit 99.1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 9, 2011)

*Filed herewith

ITEM 17. UNDERTAKINGS

A. Rule 415 Offering

We will:

(1)   File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be the initial bona fide offering.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertake that in a primary offering of the Company’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B. Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Israel, on  July 1, 2011.

MEDISAFE 1 TECHNOLOGIES CORP.

By:	/s/ Jacob Elhadad
Jacob Elhadad, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jacob Elhadad	President	July 1, 2011
Jacob Elhadad	(Principal Executive Officer and Director)

/s/ Yisrael Gottlieb	Chief Financial Officer	July 1, 2011
Yisrael Gottlieb	(Principal Accounting Officer and Director)